EXHIBIT 4.2

EXACT SCIENCES CORPORATION
2.0% Convertible Senior Notes due 2030

FOURTH SUPPLEMENTAL INDENTURE
Dated as of March 1, 2023
to
INDENTURE
Dated as of January 17, 2018

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

    - i -

    ii

ARTICLE 11 Miscellaneous	46

SECTION 11.01. Notices	46
SECTION 11.02. No Optional Redemption	46
SECTION 11.03. When Notes Disregarded	46
SECTION 11.04. Withholding Taxes	46
SECTION 11.05. GOVERNING LAW	46
SECTION 11.06. Counterparts	46
SECTION 11.07. Table of Contents; Headings	46
SECTION 11.08. Calculations	46
SECTION 11.09. Legal Holidays	47

Exhibit A    -    Form of Note

    iii

FOURTH SUPPLEMENTAL INDENTURE dated as of March 1, 2023 between EXACT SCIENCES CORPORATION, a Delaware corporation, as issuer (the “Company”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, (as successor in interest to U.S. Bank National Association) a national banking association organized under the laws of the United States, as trustee (the “Trustee”).
WHEREAS, the Company has executed and delivered to the Trustee an Indenture dated as of January 17, 2018 (the “Base Indenture” and, as supplemented by this Fourth Supplemental Indenture (the “Fourth Supplemental Indenture”), the “Indenture”) providing for the issuance from time to time of one or more series of the Company’s debt securities;
WHEREAS, Section 3.1 of the Base Indenture provides that the Company and the Trustee may enter into an indenture supplemental to the Base Indenture to establish the form or terms of Securities of any series;
WHEREAS, the Company has duly authorized the creation of an issue of its 2.0% Convertible Senior Notes due 2030 (the “Notes”), having the terms, tenor, amount and other provisions hereinafter set forth, and, to provide therefor, the Company has duly authorized the execution and delivery of this Fourth Supplemental Indenture; and
WHEREAS, all things necessary to make the Notes, when the Notes are duly executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Fourth Supplemental Indenture a valid and binding agreement of the Company, in accordance with their and its terms, have been done and performed, and the execution of this Fourth Supplemental Indenture and the issue hereunder of the Notes have in all respects been duly authorized,
NOW, THEREFORE, THIS FOURTH SUPPLEMENTAL INDENTURE WITNESSETH:
For and in consideration of the premises and the purchase of the Notes by the holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all holders of the Notes, as follows:
ARTICLE 1

Scope of Fourth Supplemental Indenture; Definitions
SECTION 1.01.    Scope of Fourth Supplemental Indenture. This Fourth Supplemental Indenture supplements the provisions of the Base Indenture, to which provisions reference is hereby made. The changes, modifications and supplements to the Base Indenture effected by this Fourth Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of, the Notes, which may be issued from time to time, and shall not apply to any other Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. Unless the context otherwise requires, section references are to this Fourth Supplemental Indenture rather than the Base Indenture. For all purposes under the Base Indenture, the Notes shall constitute a single series of Securities. The provisions of this Fourth Supplemental Indenture shall supersede any conflicting provisions in the Base Indenture with respect to the Notes.
SECTION 1.02.    Definitions. Each term used herein which is defined in the Base Indenture has the meaning assigned to such term in the Base Indenture unless otherwise specifically defined herein, in which case the definition set forth herein shall govern for purposes of the Notes. The words “herein”, “hereof”, “hereunder” and words of similar import refer to the Indenture as a whole and not to any particular Article, Section or other subdivision. The word “or” is not exclusive and the word “including” means including without limitation. The terms defined in this Article include the plural as well as the singular.
“1% Exception” has the meaning specified in Section 10.04(i).
“Additional Interest” means all amounts, if any, payable pursuant to Section 6.12.

“Additional Notes” has the meaning specified in Section 2.01.
“Additional Shares” has the meaning specified in Section 10.03.
“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. Notwithstanding anything to the contrary herein, the determination of whether one Person is an “Affiliate” of another Person for purposes of the Indenture shall be made based on the facts at the time such determination is made or required to be made, as the case may be, hereunder.
“Agent Members” has the meaning specified in Section 2.04(f).
“announcement date” shall mean, with respect to a distribution by the Company to all or substantially all of its holders of Common Stock, the date of announcement for such distribution.
“Averaging Period” has the meaning specified in Section 10.04(e).
“Bankruptcy Law” has the meaning specified in Section 6.01.
“Bid Solicitation Agent” means the Person appointed by the Company to solicit bids for the Trading Price of the Notes in accordance with Section 10.01(b)(4). The Company shall initially act as the Bid Solicitation Agent. The Company may appoint a replacement Bid Solicitation Agent (including any of the Company’s Affiliates) without prior notice to the Holders (but will provide notice thereof to the Trustee).
“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.
“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.
“Cash Settlement” has the meaning set forth in Section 10.02(b).
“Close of Business” means 5:00 p.m., New York City time.
“Closing Sale Price” per share of the Common Stock or any other security for which a Closing Sale Price must be determined on any Trading Date means:
(1)    the closing sale price per share of the Common Stock or such other security (or if no closing sale price is reported, the average of the closing bid and closing ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such Trading Day as reported in composite transactions for the Relevant Stock Exchange;
(2)    if the Common Stock or such other security is not listed on a Relevant Stock Exchange on such date, the last quoted bid price per share for the Common Stock or such other security in the over-the-counter market on such Trading Day as reported by OTC Markets Group Inc. or a similar organization; or
(3)    if the Common Stock or such other security is not so quoted, the average of the mid-point of the closing bid and closing ask price per share for the Common Stock on such Trading Day as determined by a nationally recognized securities dealer retained by the Company for that purpose.

The Closing Sale Price shall be determined without reference to early hours, after hours or extended market trading.
“Combination Settlement” has the meaning set forth in Section 10.02(b).
“Common Stock” means the common stock, par value $0.01 per share, of the Company, or such other capital stock into which the Company’s common stock is reclassified or changed pursuant to Section 10.05.
“Company” means the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor.
“Conversion Agent” means the Person appointed by the Company to which Notes may be presented for conversion. The Conversion Agent appointed by the Company shall initially be the Trustee.
“Conversion Date” has the meaning specified in Section 10.02(a).
“Conversion Notice” has the meaning specified in Section 10.02(a).
“Conversion Obligation” has the meaning specified in Section 10.01(a).
“Conversion Price” on any date of determination means $1,000 divided by the Conversion Rate as of such date.
“Conversion Rate” shall initially be 12.3724 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment as provided in Article 10.
“Corporate Trust Office” or other similar term, means the designated office of the Trustee at which at any particular time its corporate trust business as it relates to the Indenture shall be administered, which office is, at the date as of which the Indenture is dated, located at 214 N. Tryon Street, 27th Floor, Charlotte, NC 28202 Attention: Exact Sciences Corporation Administrator or at any other time at such other address as the Trustee may designate from time to time by notice to the Company.
“Custodian” has the meaning specified in Section 6.01.
“Daily Conversion Value” means, for each of the 30 consecutive VWAP Trading Days during the applicable Observation Period, 1/30th of the product of:
(1)    the Conversion Rate in effect on that VWAP Trading Day, and
(2)    the Daily VWAP of the Common Stock on that VWAP Trading Day.
“Daily Measurement Value” means Specified Dollar Amount divided by 30.
“Daily Settlement Amount” for each of the 30 consecutive VWAP Trading Days during the relevant Observation Period, shall consist of:
(1)    cash equal to the lesser of (A) the Daily Measurement Value and (B) the Daily Conversion Value on such VWAP Trading Day; and
(2)    if the Daily Conversion Value on such VWAP Trading Day exceeds the Daily Measurement Value, a number of shares of Common Stock equal to (A) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (B) the Daily VWAP for such VWAP Trading Day.

“Daily VWAP” means, for each of the 30 consecutive VWAP Trading Days during the applicable Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “EXAS <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such VWAP Trading Day reasonably determined, using a volume weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.
“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
“Defaulted Interest” has the meaning specified in Section 2.06.
“Depositary” means the clearing agency registered under the Exchange Act that is designated to act as the Depositary for the Global Notes. DTC shall be the initial Depositary, until a successor shall have been appointed and become such pursuant to the applicable provisions of the Indenture, and thereafter, “Depositary” shall mean or include such successor.
“DTC” means The Depository Trust Company.
“Effective Date” has the meaning specified in Section 10.03, except that, as used in Section 10.04, “Effective Date” means the first date on which the shares of Common Stock trade on the Relevant Stock Exchange, regular way, reflecting the relevant share split or share combination, as applicable.
“Event of Default” has the meaning specified in Section 6.01.
“Ex-Dividend Date” means the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market. For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Stock under a separate ticker symbol or CUSIP number shall not be considered “regular way” for this purpose.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Expiration Date” has the meaning specified in Section 10.04(e).
“Fundamental Change” shall be deemed to have occurred when any of the following has occurred:
(1)    a “person” or “group,” other than the Company and its Wholly Owned Subsidiaries files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has becomes the “beneficial owner” (as these terms are defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s Capital Stock that is at the time entitled to vote by the holder thereof in the election of the Board of Directors (or comparable body);

(2)    the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities or other property or assets; (B) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock shall be converted into cash, securities or other property or assets (or any combination thereof); or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s Wholly Owned Subsidiaries; provided, however, that neither (a) a transaction described in clause (B) in which the holders of all classes of the Company’s common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction nor (b) any reorganization or merger of the Company solely for the purpose of changing its jurisdiction of incorporation that results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity shall be a fundamental change pursuant to this clause (2);
(3)    the adoption of a plan relating to the Company’s liquidation or dissolution; or
(4)    the Common Stock or other shares of Capital Stock or Reference Property into which the Notes are convertible is neither listed for trading on The New York Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market (or any of their respective successors);
provided, however, that any transaction or event described above shall not constitute a Fundamental Change if, in connection with such transaction or event, or as a result therefrom, a transaction described in clause (1) or (2) above occurs and at least 90% of the consideration paid for the Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) consists of shares of common stock traded on any of The New York Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market (or any of their respective successors) (or shall be so traded or quoted immediately following the completion of the merger or consolidation or such other transaction) and, as a result of such transaction, the Notes become convertible into a combination of cash (in respect of an amount up to, and including, the principal portion of such Notes) and Reference Property comprised of such consideration as described under Section 10.05.
“Fundamental Change Company Notice” has the meaning specified in Section 3.01(b).
“Fundamental Change Repurchase Date” has the meaning specified in Section 3.01(a).
“Fundamental Change Repurchase Expiration Time” has the meaning specified in Section 3.01(a)(1).
“Fundamental Change Repurchase Notice” has the meaning specified in Section 3.01(a)(1).
“Fundamental Change Repurchase Price” has the meaning specified in Section 3.01(a).
“Global Notes” has the meaning specified in Section 2.02.
“Holder” means the Person in whose name a Note is registered on the Registrar’s books.
“interest” means, when used with reference to the Notes, any interest payable under the terms of the Notes, including Defaulted Interest, if any, and Additional Interest, if any.
“Interest Payment Date” has the meaning specified in Section 2.03(c).
“Make-Whole Fundamental Change” has the meaning specified in Section 10.03.

“Market Disruption Event” means (1) a failure by the Relevant Stock Exchange to open for trading during its regular trading session; or (2) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Relevant Stock Exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.
“Maturity Date” means March 1, 2030.
“Measurement Period” has the meaning specified in Section 10.01(b)(4).
“Merger Event” has the meaning specified in Section 10.05.
“Notes” means any Notes issued, authenticated and delivered under the Indenture, including any Global Notes.
“Notice of Default” has the meaning specified in Section 6.01.
“Observation Period” means, with respect to any Note surrendered for conversion:
(1)    if the relevant Conversion Date occurs prior to September 1, 2029, the 30 consecutive VWAP Trading Day period beginning on, and including, the second VWAP Trading Day immediately succeeding such Conversion Date; or
(2)    if the relevant Conversion Date occurs on or after September 1, 2029, the 30 consecutive VWAP Trading Day period beginning on, and including, the 32nd Scheduled Trading Day immediately preceding the Maturity Date.
“Open of Business” means 9:00 a.m., New York City time.
“Opinion of Counsel” means a written opinion from legal counsel, who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company.
“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
“Physical Settlement” has the meaning set forth in Section 10.02(b).
“Preferred Stock”, as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.
“protected purchaser” has the meaning specified in Section 2.05.
“Qualified Institutional Buyer” or “QIB” shall have the meaning specified in Rule 144A.
“Record Date” means, in respect of a dividend or distribution to holders of Common Stock, the date fixed for determination of holders of Common Stock entitled to receive such dividend or distribution.
“Reference Property” has the meaning specified in Section 10.05.

“Regular Record Date” means, with respect to any Interest Payment Date on the Notes, the February 15 and August 15 (whether or not a Business Day) preceding the applicable March 1 and September 1 Interest Payment Date, respectively.
“Relevant Stock Exchange” means the Nasdaq Capital Market or, if the Common Stock is not then listed on the Nasdaq Capital Market, the principal other U.S. national or regional securities exchange on which the Common Stock is then listed.
“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, senior associate, associate, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who, in each case, shall have direct responsibility for the administration of the Indenture.
“Rule 144” means Rule 144 promulgated under the Securities Act (or any successor provision promulgated by the SEC).
“Rule 144A” means Rule 144A promulgated under the Securities Act (or any successor provision promulgated by the SEC).
“Schedule TO” means a Tender Offer Statement under Section 14(d)(1) or 13(e)(1) of the Exchange Act.
“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the Relevant Stock Exchange. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.
“SEC” means the Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“Settlement Amount” has the meaning set forth in Section 10.02(b)(iii).
“Settlement Method” means, with respect to any conversion of Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Company.
“Significant Subsidiary” with respect to any Person means any Subsidiary of such Person that constitutes a “significant subsidiary” within the meaning of Rule 1-02(w) under Regulation S-X under the Exchange Act; provided that, in the case of a Subsidiary that meets the criteria of clause (3) of the definition thereof but not clause (1) or (2) thereof, such Subsidiary shall not be deemed to be a Significant Subsidiary unless the Subsidiary’s income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle, exclusive of amounts attributable to any non-controlling interests, for the last completed fiscal year prior to the date of such determination exceeds $25,000,000.
“Special Interest Payment Date” has the meaning specified in Section 2.06(a).
“Special Record Date” has the meaning specified in Section 2.06(a).
“Specified Dollar Amount” means the maximum cash amount per $1,000 principal amount of Notes to be received upon conversion as specified (or deemed specified) by the Company in the notice specifying the Company’s chosen Settlement Method.
“Spin-off” has the meaning specified in Section 10.04(c).

“Stock Price” means, with respect to any Make-Whole Fundamental Change:
(1)    if holders of the Common Stock receive only cash in such Make-Whole Fundamental Change, the cash amount paid (or deemed paid) per share; or
(2)    otherwise, the average of the Closing Sale Prices of the Common Stock over the five Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of such Make-Whole Fundamental Change.
“Subsidiary” of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.
“Successor Company” has the meaning specified in Section 5.01(a).
“Trading Day” means a day on which:
(1)    trading in the Common Stock generally occurs on the Relevant Stock Exchange or, if the Common Stock is not then listed on a Relevant Stock Exchange, on the principal other market on which the Common Stock is then traded; and
(2)    a Closing Sale Price for the Common Stock is available on such securities exchange or market.
If the Common Stock is not so listed or traded, “Trading Day” means a Business Day.
“Trading Price” of the Notes on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of Notes obtained by the Bid Solicitation Agent for $5,000,000 principal amount of the Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company for this purpose; provided that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, then that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of the Notes from a nationally recognized securities dealer or, in its reasonable judgment, the bid quotations are not indicative of the secondary market value of the Notes, then, for purposes of the Trading Price conversion contingency described in Section 10.01(b)(4) only, the Trading Price of the Notes shall be deemed to be less than 98% of the product of the Closing Sale Price of the Common Stock and the Conversion Rate on such Trading Day. If (x) the Company is not acting as the Bid Solicitation Agent, and the Company does not instruct the Bid Solicitation Agent to obtain bids when required (as described in Section 10.01(b)(4)), or if the Company so instructs the Bid Solicitation Agent but the Bid Solicitation Agent fails to carry out such instruction or (y) the Company is acting as Bid Solicitation Agent and the Company fails to make such determination, then, in either case, the Trading Price per $1,000 principal amount of the Notes shall be deemed to be less than 98% of the product of the Closing Sale Price of the Common Stock and the Conversion Rate on each day the Bid Solicitation Agent or the Company, as applicable, fails to do so.
“Trigger Event” has the meaning specified in Section 10.04(c).
“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.
“Trustee” means the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.
“Valuation Period” has the meaning specified in Section 10.04(c).
“VWAP Trading Day” means a day on which:
(1)    there is no Market Disruption Event; and
(2)    trading in the Common Stock generally occurs on the Relevant Stock Exchange.
If the Common Stock is not so listed or admitted for trading on any Relevant Stock Exchange, “VWAP Trading Day” means a “Business Day.”
“Wholly Owned Subsidiary” means a Subsidiary of the Company, all the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.
ARTICLE 2

The Notes
SECTION 2.01.    Designation, Amount and Issuance of Notes. The Notes shall be designated as “2.0% Convertible Senior Notes due 2030.” The Notes shall not exceed the aggregate principal amount of $500,000,000 (except pursuant to this Section or Sections 3.4 and 3.6 of the Base Indenture). Upon the execution of the Indenture, or from time to time thereafter, Notes may be executed by the Company and delivered to the Trustee for authentication.
The Company may, without the consent of, or notice to, Holders, issue additional Notes hereunder in the future on the same terms and conditions of the Notes issued hereunder (other than differences in the issue price and interest accrued prior to the issue date of such additional Notes) in an unlimited aggregate principal amount (such additional Notes, the “Additional Notes”); provided that if any such Additional Notes are not fungible with the Notes initially issued hereunder for U.S. federal income tax purposes, such Additional Notes will have one or more separate CUSIP numbers. The Notes initially issued hereunder and any such Additional Notes shall rank equally and ratably and shall be treated as a single series for all purposes under the Indenture. The Company may not issue any Additional Notes if any Event of Default has occurred with respect to the Notes.
SECTION 2.02.    Form of the Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the form set forth in Exhibit A hereto. The terms and provisions contained in the Form of Note attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of the Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of the Indenture, expressly agree to such terms and provisions and to be bound thereby.
So long as the Notes are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, or otherwise contemplated by Section 2.04, all of the Notes shall be evidenced by one or more Notes in global form registered in the name of the Depositary or the nominee of the Depositary (the “Global Notes”). The transfer and exchange of beneficial interests in any such Global Notes shall be effected through the Depositary in accordance with the Indenture and the applicable procedures of the Depositary. Except as provided in Section 2.04, beneficial owners of a Global Note shall not be entitled to have certificates registered in their names, shall not receive or be entitled to receive physical delivery of certificates in definitive registered form and shall not be considered holders of such Global Note.

SECTION 2.03.    Date and Denomination of Notes; Payment at Maturity; Payment of Interest.
(a)    Date and Denomination. The Notes shall be issuable in registered form without coupons in minimum denominations of $1,000 principal amount and integral multiples of $1,000 in excess thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of the Notes.
(b)    Payment at Maturity. Each Holder shall be entitled to receive on the Maturity Date, per $1,000 principal amount of Notes, $1,000 in cash, together with accrued and unpaid interest thereon to, but excluding, the Maturity Date, unless such Note is earlier converted or repurchased. With respect to Global Notes, the Company shall pay or cause the Paying Agent to pay principal and any interest to the Depositary in immediately available funds. With respect to any certificated Notes, principal and any interest shall be payable at the Company’s office or agency, which initially shall be the Corporate Trust Office of the Trustee.
(c)    Payment of Interest. Interest on the Notes shall accrue at the rate of 2.0% per annum from March 1, 2023 or from the most recent date to which interest has been paid or duly provided for. Interest shall be payable in arrears on March 1 and September 1 of each year (each, an “Interest Payment Date”), commencing September 1, 2023, to the Person in whose name any Note is registered as it appears on the Register at the Close of Business on the applicable Regular Record Date; provided, however, as and to the extent provided in Section 10.02(d), if a Holder converts any Notes after the Close of Business on the Regular Record Date but prior to the corresponding Interest Payment Date, interest shall be payable, on the earlier of the corresponding Interest Payment Date and the date the Company delivers the Settlement Amount in respect of such conversion, to the Person in whose name any Note is registered as it appears on the Register at the Close of Business on the applicable Regular Record Date.
Interest on the Notes shall be calculated on the basis of a 360-day year consisting of twelve 30-day months and, for partial months, on the number of days actually elapsed in a 30-day month.
The Company shall pay or cause the Paying Agent to pay interest on:
(1)    any Global Notes to the Depositary in immediately available funds;
(2)    any Notes in certificated form having a principal amount of less than $2,000,000 by check mailed to the address of the Person in whose name such Notes are registered as it appears in the Register; and
(3)    any Notes in certificated form having a principal amount of $2,000,000 or more, either by check mailed to the address of the Person in whose name such Notes are registered as it appears in the Register or, upon application by such Holder to the Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Registrar to the contrary.
SECTION 2.04.    Exchange of Global Notes. The following provisions shall apply only to Global Notes:
(a)    Each Global Note authenticated under the Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian for the Global Notes therefor, and each such Global Note shall constitute a single Note for all purposes of the Indenture.

(b)    Notwithstanding any other provision in the Indenture, no Global Note may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary or a nominee thereof unless:
(i)    the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Note and a successor Depositary has not been appointed within 60 days;
(ii)    the Depositary has ceased to be registered as a clearing agency under the Exchange Act and a successor Depositary has not been appointed within 60 days; or
(iii)    an Event of Default with respect to the Notes has occurred and is continuing and such beneficial owner requests that its Notes be issued in physical, certificated form.
(c)    In addition, certificated Notes shall be issued in exchange for beneficial interests in a Global Note upon request by or on behalf of the Depositary in accordance with customary procedures following the request of a beneficial owner seeking to enforce its rights under the Notes or the Indenture, including its rights following the occurrence of an Event of Default.
(d)    Notes issued in exchange for a Global Note or for any portion of a Global Note pursuant to clause (ii) or (iii) above shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Notes or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear any legends required hereunder. Any Global Notes to be exchanged shall be surrendered by the Depositary to the Trustee, as Registrar; provided that pending completion of the exchange of a Global Note, the Trustee acting as custodian of the Global Notes for the Depositary or its nominee with respect to such Global Notes, shall reduce the principal amount thereof, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the books and records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and make available for delivery the Notes issuable on such exchange to or upon the written order of the Depositary or an authorized representative thereof.
(e)    In the event of the occurrence of any of the events specified in clause (ii) above or upon any request described in clause (iii) above, the Company shall promptly make available to the Trustee a sufficient supply of certificated Notes in definitive, fully registered form, without interest coupons.
(f)    Neither any members of, or participants in, the Depositary (the “Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under the Indenture with respect to any Global Notes registered in the name of the Depositary or any nominee thereof, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Notes.
(g)    At such time as all interests in a Global Note have been repurchased, converted, cancelled or exchanged for Notes in certificated form, such Global Note shall, upon receipt thereof, be cancelled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the custodian for the Global Note. At any time prior to such cancellation, if any interest in a Global Note is repurchased, converted, cancelled or exchanged for Notes in certificated form, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the custodian for the Global Note, be appropriately reduced, and an endorsement shall be made on such Global Note, by the Trustee or the custodian for the Global Note, at the direction of the Trustee, to reflect such reduction.

SECTION 2.05.    Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.
If a Note is replaced pursuant to Section 3.6 of the Base Indenture, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a protected purchaser (as defined in Section 8-303 of the Uniform Commercial Code).
If the Paying Agent segregates and holds in trust, in accordance with the Indenture, on a Fundamental Change Repurchase Date or Maturity Date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be repurchased or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of the Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.
SECTION 2.06.    Defaulted Interest. Any interest on any Note which is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of 30 calendar days, shall forthwith cease to be payable to the Holder on the Regular Record Date, and such defaulted interest and interest (to the extent lawful) on such defaulted interest at the annual rate borne by the Notes (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) shall be paid by the Company at its election, in each case, as provided in clause (a) or (b) below:
(a)    The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the Close of Business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date (not less than 30 calendar days after such notice) of the proposed payment (the “Special Interest Payment Date”), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Company shall fix a record date (the “Special Record Date”) for the payment of such Defaulted Interest which shall be not more than fifteen calendar days and not less than ten calendar days prior to the Special Interest Payment Date and not less than ten calendar days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee of such Special Record Date and shall promptly cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor to be given to each Holder, not less than ten calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor having been so given, such Defaulted Interest shall be paid on the Special Interest Payment Date to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the Close of Business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).
(b)    The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.
(c)    Subject to the foregoing provisions of this Section 2.06, each Note delivered under the Indenture upon registration of, transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

SECTION 2.07.    Ranking. The Notes constitute a senior general unsecured obligation of the Company, ranking equally in right of payment with all existing and future senior unsecured indebtedness of the Company and ranking senior in right of payment to any future indebtedness of the Company that is expressly made subordinate to the Notes by the terms of such indebtedness.
SECTION 2.08.    Legend; Additional Transfer and Exchange Requirements.
(a)    If Notes are issued upon the transfer, exchange or replacement of Notes subject to restrictions on transfer and bearing the legends set forth on the Form of Note (collectively, the “Legend”), or if a request is made to remove the Legend on a Note, (i) the Notes so issued shall bear the Legend, or (ii) the Legend shall not be removed, as the case may be, unless in the case of clause (ii) (a) there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an Opinion of Counsel if requested by the Company or such Registrar, as may be reasonably required by the Company and the Registrar, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the Securities Act or that such Notes are not “restricted” within the meaning of Rule 144 under the Securities Act; provided that no such evidence need be supplied in connection with the sale of such Note pursuant to a Registration Statement that is effective at the time of such sale, and (b) there is delivered to the Trustee an Officers’ Certificate stating that all covenants and conditions precedent provided for in this Indenture to the removal of the Legend have been complied with. Upon (1) provision of such items required by the preceding sentence, or (2) notification by the Company to the Trustee and Registrar of the sale of such Note pursuant to a Registration Statement that is effective at the time of such sale, the Trustee, at the written direction of the Company, shall authenticate and deliver a Note that does not bear the Legend. If the Legend is removed from the face of a Note and the Note is subsequently held by an Affiliate of the Company, the Legend shall be reinstated, upon written direction from the Company.
(b)    No transfer of a Note to any Person shall be effective under this Indenture or the Notes unless and until such Note has been registered in the name of such Person.
(c)    Subject to the succeeding paragraph, every Note shall be subject to the restrictions on transfer provided in the Legend.
(d)    The restrictions imposed by the Legend upon the transferability of any Note shall cease and terminate when such Note has been sold pursuant to an effective Registration Statement or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144(d) under the Securities Act (or any successor provision). Any Note as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon notice to the Trustee and Registrar of the occurrence of such expiration and a surrender of such Note for exchange to the Registrar in accordance with the provisions of this Section 2.08 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by, if requested by the Company or the Registrar, an Opinion of Counsel reasonably acceptable to the Company and addressed to the Company in form acceptable to the Company, to the effect that the transfer of such Note has been made in compliance with Rule 144 or such successor provision) and an Officers’ Certificate stating that all covenants and conditions precedent set forth in this Indenture to the transfer of such Note have been complied with, be exchanged for a new Note, of like tenor and aggregate Principal Amount, which shall not bear the restrictive Legend. The Company shall inform the Trustee, in writing, of the effective date of any Registration Statement registering the Notes. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned Opinion of Counsel or Registration Statement.
(e)    If a Note bears a “restricted” CUSIP or ISIN number at the time such Legend shall be removed pursuant to Section 2.08(a) or (d) and, if the Depositary thereof requires a mandatory exchange or other procedure to cause such Note to be identified by an “unrestricted” CUSIP or ISIN number in the facilities of the Depositary, then the Company will effect such exchange or procedure as soon as reasonably practicable and such Note will not be deemed to be identified by “unrestricted” CUSIP or ISIN numbers until such time as such exchange or procedure if effected.

Notwithstanding anything contained herein to the contrary, neither the Trustee nor the Registrar shall be responsible for ascertaining whether any transfer complies with the registration provisions of or exemptions from the Securities Act or applicable state securities laws.
As used in the preceding Section 2.08(c) and (d), the term “transfer” encompasses any sale, transfer or other disposition of any Note.
SECTION 2.09.    Transfers to QIBs.
The following provision shall apply in respect of the registration of any proposed transfer of a Global Note constituting a Note bearing a restrictive Legend to a physical note to be held by a QIB:
(a)    the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has advised the Company and the Registrar in writing that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has advised the Company and the Registrar in writing that it is purchasing the Note for its own account or an account in respect of which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.
ARTICLE 3

Repurchase of Notes
SECTION 3.01.    Repurchase at Option of Holders Upon a Fundamental Change.
(a) If a Fundamental Change occurs at any time prior to the Maturity Date, each Holder shall have the right to require the Company to repurchase all or part of such Holder’s Notes in a principal amount thereof that is equal to $1,000 in principal amount or whole multiples of $1,000 in excess thereof, on the date (the “Fundamental Change Repurchase Date”) specified by the Company in the Fundamental Change Company Notice that is not less than 20 nor more than 35 Business Days after the date of the Fundamental Change Company Notice at a repurchase price, payable in cash, equal to 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”). However, if such Fundamental Change Repurchase Date is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the full amount of interest due shall be paid on the Interest Payment Date to the Holder of record on the Regular Record Date and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Notes to be repurchased. The Fundamental Change Repurchase Date shall be subject to postponement in order to allow the Company to comply with applicable law as a result of changes to such applicable law occurring after the date of the Indenture. Repurchases of Notes under this Section 3.01 shall be made upon:

(1)    delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth on the reverse of the Note prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Expiration Time”); and
(2)    delivery or book-entry transfer of the Notes to the Paying Agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements) at the office of the Paying Agent (which, if the Trustee is acting as the Paying Agent, shall be the Corporate Trust Office), such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor; provided that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 3.01 only if the Notes so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice.

The Fundamental Change Repurchase Notice shall state:
(i)    with respect to Global Notes, the appropriate Depositary information and, with respect to certificated Notes, the certificate numbers, if any, of the Notes to be tendered for repurchase;
(ii)    the portion of the principal amount of the Notes to be repurchased, which must be $1,000 or whole multiples of $1,000 in excess thereof; and
(iii)    that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and the Indenture.
Payment of the Fundamental Change Repurchase Price for Notes for which a Fundamental Change Repurchase Notice has been delivered and not withdrawn is conditioned upon book-entry transfer or delivery of the Notes, together with necessary endorsements, to the Paying Agent, as the case may be. Payment of the Fundamental Change Repurchase Price for the Notes shall be made promptly following the later of the Fundamental Change Repurchase Date and the time of book-entry transfer or delivery of the Notes, as the case may be.
All questions as to the validity, eligibility (including time of receipt) and acceptance of any Notes for repurchase shall be determined by the Company, whose determination shall be final and binding absent manifest error.
Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 3.01 shall have the right to withdraw such Fundamental Change Repurchase Notice at any time prior to the Fundamental Change Repurchase Expiration Time by delivering a written notice of withdrawal to the Paying Agent in accordance with Section 3.02 below.
The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.
(b)    On or before the tenth Business Day after the occurrence of a Fundamental Change, the Company shall provide to all Holders on the date of the Fundamental Change at their addresses shown in the Register of the Registrar and to beneficial owners to the extent required by applicable law, the Trustee and the Paying Agent appointed in connection with the Fundamental Change a written notice (the “Fundamental Change Company Notice”) of the occurrence of the Fundamental Change and the resulting repurchase right.
Each Fundamental Change Company Notice shall specify, among other things:
(i)    the events causing the Fundamental Change;
(ii)    the date of the Fundamental Change;
(iii)    the Fundamental Change Repurchase Date;
(iv)    the last date on which a repurchase upon a Fundamental Change may be exercised, which shall be the Business Day immediately preceding the Fundamental Change Repurchase Date;
(v)    the Fundamental Change Repurchase Price;
(vi)    the names and addresses of the Paying Agent and the Conversion Agent;
(vii)    the procedures that a Holder must follow to exercise the right to repurchase upon a Fundamental Change;

(viii)    that the Fundamental Change Repurchase Price for any Notes as to which a Fundamental Change Repurchase Notice has been given and not withdrawn shall be paid on the later of such Fundamental Change Repurchase Date and the time of book-entry transfer or delivery of the Notes (together with all necessary endorsements);
(ix)    that, except as otherwise provided herein with respect to a Fundamental Change Repurchase Date that is after a Regular Record Date for the payment of an installment of interest and on or before the related Interest Payment Date, on and after such Fundamental Change Repurchase Date (unless there shall be a Default in the payment of the Fundamental Change Repurchase Price), interest on Notes subject to repurchase upon Fundamental Change shall cease to accrue, and all rights of the Holders of such Notes shall terminate, other than the right to receive, in accordance herewith, the Fundamental Change Repurchase Price;
(x)    that a Holder shall be entitled to withdraw its election in the Fundamental Change Repurchase Notice prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date, by means of a letter or facsimile transmission (receipt of which is confirmed and promptly followed by a letter) setting forth the name of such Holder, a statement that such Holder is withdrawing its election to have Notes purchased by the Company on such Fundamental Change Repurchase Date pursuant to a repurchase upon a Fundamental Change, the certificate number(s) of such Notes to be so withdrawn, if such Notes are certificated Notes, the principal amount of the Notes of such Holder to be so withdrawn, which amount must be $1,000 or an integral multiple thereof and the principal amount, if any, of the Notes of such Holder that remain subject to the Fundamental Change Repurchase Notice delivered by such Holder in accordance with this Section 3.01, which amount must be $1,000 or an integral multiple thereof; provided, however, that if there shall be a Default in the payment of the Fundamental Change Repurchase Price, a Holder shall be entitled to withdraw its election in the Fundamental Change Repurchase Notice at any time during which such Default is continuing;
(xi)    the Conversion Rate and any adjustments to the Conversion Rate that shall result from such Fundamental Change;
(xii)    that Notes with respect to which a Fundamental Change Repurchase Notice is given by a Holder may be converted pursuant to Article 10 only if such Fundamental Change Repurchase Notice has been withdrawn in accordance with Section 3.02 or the Company defaults in the payment of the Fundamental Change Repurchase Price;
(xiii)    the CUSIP number or numbers, as the case may be, of the Notes; and
(xiv)    the procedures that Holders must follow to require the Company to repurchase their Notes.
No failure of the Company to give the foregoing notices and no defect therein shall limit the repurchase rights of Holders or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 3.01.
(c)    Notwithstanding the foregoing, no Notes may be repurchased by the Company at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Fundamental Change Repurchase Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes).

(d)    The Company shall not be required to purchase, or make an offer to purchase, the Notes upon the occurrence of a Fundamental Change otherwise required under this Section 3.01 if a third party makes such an offer in the same manner, at the same time and otherwise in compliance with the requirements set forth in the Indenture applicable to such an offer by the Company, and such third party purchases all Notes properly surrendered and not validly withdrawn upon such offer in the same manner, at the same time and otherwise in compliance with such requirements.
(e)    The Company shall not be required to give such notice or repurchase the Notes as described in this Section 3.01 upon a Fundamental Change pursuant to clause (2) of the definition thereof if (1) such Fundamental Change results in the Notes becoming convertible (pursuant to the Section 10.05) into an amount of cash per Note greater than the Fundamental Change Repurchase Price (assuming the maximum amount of accrued interest would be payable based on the latest possible Fundamental Change Repurchase Date) and (2) the Company provides timely notice of the Holders’ right to convert their Notes based on such Fundamental Change as described under Section 10.01(b)(2).
SECTION 3.02.    Withdrawal of Fundamental Change Repurchase Notice. A Fundamental Change Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent (which, if the Trustee is acting as the Paying Agent, shall be the Corporate Trust Office) in accordance with the Fundamental Change Repurchase Notice at any time prior to the Fundamental Change Repurchase Expiration Time, specifying:
(1)    with respect to Global Notes, the appropriate Depositary information and, with respect to certificated Notes, the certificate number, if any, of the withdrawn Notes;
(2)    the principal amount of the withdrawn Notes (which must be $1,000 or an integral multiple thereof); and
(3)    the principal amount, if any, of such Notes that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or integral multiples of $1,000 in excess thereof.
SECTION 3.03.    Deposit of Fundamental Change Repurchase Price. Prior to 10:00 a.m., New York City time, on the Fundamental Change Repurchase Date, the Company shall deposit with the Paying Agent or, if the Company or a Wholly Owned Subsidiary of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 9.3 of the Base Indenture, an amount of cash in immediately available funds, sufficient to pay the aggregate Fundamental Change Repurchase Price of all the Notes or portions thereof that are to be repurchased as of the Fundamental Change Repurchase Date.
If the Paying Agent holds on the Fundamental Change Repurchase Date cash sufficient to pay the Fundamental Change Repurchase Price of the Notes that Holders have elected to require the Company to repurchase in accordance with Section 3.01, then, as of the Fundamental Change Repurchase Date:
(i)    such Notes shall cease to be outstanding and interest shall cease to accrue, whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Paying Agent, as the case may be; and
(ii)    all other rights of the Holders of such Notes shall terminate, other than the right to receive the Fundamental Change Repurchase Price upon delivery or transfer of the Notes.
SECTION 3.04.    Notes Repurchased in Part. Upon presentation of any Notes repurchased only in part, the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Company, a new Note or Notes, of any authorized denomination, in aggregate principal amount equal to the unrepurchased portion of the Notes presented.

SECTION 3.05.    Covenant to Comply with Securities Laws Upon Repurchase of Notes. In connection with any repurchase upon a Fundamental Change, the Company shall, to the extent applicable, (i) comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act that may be applicable at the time of the offer to repurchase the Notes; (ii) file a Schedule TO or any other schedule required in connection with any offer by the Company to repurchase the Notes; and (iii) comply with all other federal and state securities laws in connection with any offer by the Company to repurchase the Notes.
ARTICLE 4

Covenants
Article IX of the Base Indenture is hereby supplemented, with respect to the Notes, to add or replace the following covenants, as indicated:
SECTION 4.01.    Payment of Notes. The following covenant replaces Section 9.1 of the Base Indenture with respect to the Notes: The Company shall promptly pay the principal (including the Fundamental Change Repurchase Price, if applicable) of, the Settlement Amount owed on conversion, and interest on the Notes on the dates and in the manner provided in the Notes and in the Indenture. Principal, Settlement Amount and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with the Indenture money sufficient to pay all principal, Settlement Amount and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of the Indenture.
The Company shall pay interest on overdue principal (including the Fundamental Change Repurchase Price, if applicable) and Settlement Amount owed on conversion to the extent it includes cash, at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the rate and in the manner specified in Section 2.06.
SECTION 4.02.    Maintenance of Office or Agency. The following covenant replaces Section 9.2 of the Base Indenture with respect to the Notes: The Company shall maintain an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion or repurchase and where notices and demands to or upon the Company in respect of the Notes and the Indenture may be made. As of the date of the Indenture, such office is located at the Corporate Trust Office of the Trustee and, at any other time, at such other address as the Trustee may designate from time to time by notice to the Company. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made at the Corporate Trust Office; provided that the Corporate Trust Office shall not be an office or agency of the Company for the purpose of service of legal process against the Company.
The Company may also from time to time designate co-registrars and one or more offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
SECTION 4.03.    Reports. The following covenant replaces Section 9.5 of the Base Indenture with respect to the Notes:
(a)    The Company shall file with the Trustee any documents or reports it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act within 15 days after the same are required to be filed with the SEC (giving effect to any grace period provided by Rule 12b-25 or any successor rule under the Exchange Act). Any document or report that the Company files with the SEC via the SEC’s EDGAR system (or any successor thereto) shall be deemed to be filed with the Trustee as of the time such documents are filed via

EDGAR (or such successor). The Trustee shall have no obligation to determine if and when the Company’s statements or reports are publicly available and/or accessible electronically. Notwithstanding anything to the contrary, the Company shall in no event be required to file with, or otherwise provide or disclose to, the Trustee or any Holder any information for which the Company is seeking, or has received, confidential treatment from the SEC.
(b)    The Trustee shall have no duty to review or analyze reports delivered to it. Delivery of the reports and documents delivered under the Indenture to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants under the Indenture (as to which the Trustee is entitled to conclusively rely on an Officer’s Certificate).
SECTION 4.04.    Compliance Certificate. The following covenant replaces Section 9.6 of the Base Indenture with respect to the Notes: The Company shall deliver to the Trustee within 120 calendar days after the end of each fiscal year of the Company (beginning with the fiscal year ended December 31, 2023) an Officer’s Certificate, stating whether or not, to the knowledge of the Officer (such Officer being one of the principal executive, financial or accounting officers of the Company) executing such Officer’s Certificate, any Default or Event of Default occurred during such period and if so, describing each Default or Event of Default, its status and the action the Company is taking or proposes to take with respect thereto. Such Officer’s Certificate shall also contain a certification from such Officer that the Company has complied with all conditions and covenants under the Indenture.
SECTION 4.05.    Statement by Officer as to Default. The Company shall deliver to the Trustee, promptly and in any event 10 calendar days after the Company becomes aware of the occurrence of any Event of Default or Default, an Officer’s Certificate setting forth the details of such Event of Default or Default, its status and the action which the Company proposes to take with respect thereto.
SECTION 4.06.    Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time; the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE 5

Successor Company
Article VII of the Base Indenture is hereby replaced in full, solely with respect to the Notes, with the following:
SECTION 5.01.    When Company May Merge or Transfer Assets. The Company shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other Person or sell, convey, transfer, lease or otherwise dispose of all or substantially all of the property and assets of the Company and its Subsidiaries taken as a whole to another Person, unless:
(a)    either (i) the Company is the continuing corporation or (ii) the resulting, surviving or transferee Person (if other than the Company) (the “Successor Company”) is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and such Person assumes, by a supplemental indenture, all of the Company’s obligations under the Notes and the Indenture;
(b)    immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing; and

(c)    the Company has delivered to the Trustee the Officer’s Certificate and Opinion of Counsel pursuant to Section 5.03.
SECTION 5.02.    Successor to Be Substituted. In case of any such transaction described in Section 5.01 other than a lease in which the Company is not the surviving corporation and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee, of the due and punctual payment of the principal of and interest on all of the Notes, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed or satisfied by the Company, such Successor Company shall succeed, and be substituted for, and may exercise every right and power of, the Company, and Exact Sciences Corporation shall be discharged from its obligations under the Notes and the Indenture, except in the case of a lease. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of Exact Sciences Corporation any or all of the Notes, issuable hereunder that theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in the Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under the Indenture as the Notes theretofore or thereafter issued in accordance with the terms of the Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance, transfer or other disposition, upon compliance with this Article 5, the Person named as the “Company” in the first paragraph of the Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 5 may be dissolved, wound up and liquidated at any time thereafter and such Person shall be discharged from its liabilities as obligor and maker of the Notes and from its obligations under the Indenture.
SECTION 5.03.    Opinion of Counsel to Be Given Trustee. Prior to execution of any supplemental indenture pursuant to this Article 5, the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer, lease or other disposition and any such assumption complies with the provisions of this Article 5.
ARTICLE 6

Defaults and Remedies
Article V of the Base Indenture is hereby replaced in full, solely with respect to the Notes, with the following:
SECTION 6.01.    Events of Default. An “Event of Default” occurs if:
(a)    the Company fails to pay any interest on the Notes when due and such failure continues for a period of 30 calendar days;
(b)    the Company fails to pay principal of the Notes when due at maturity, or the Company fails to pay the Fundamental Change Repurchase Price payable, in respect of any Notes when due;
(c)    the Company fails to comply with its obligations to convert any Notes in accordance with the Indenture, and such failure continues for five Business Days following the scheduled settlement date for such conversion;
(d)    the Company fails to comply with Article 5;
(e)    the Company fails to provide notice of any transaction described under Section 10.01(b)(2);

(f)    the Company fails to provide notice of a Fundamental Change when due pursuant to Sections 3.01(b) or 10.01(b)(3), in each case;
(g)    the Company fails to perform or observe any term, covenant or agreement in the Notes or the Indenture (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section 6.01 specifically dealt with) for a period of 60 consecutive calendar days after the written notice specified below is given by the Trustee to the Company or by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding to the Company and the Trustee, as the case may be;
(h)    the failure to pay when due (whether at stated maturity or otherwise) or a default that results in the acceleration of maturity, of any indebtedness for borrowed money of the Company or any of its Subsidiaries in an aggregate amount in excess of $50,000,000 (or its foreign currency equivalent), unless such indebtedness is paid or discharged, or such acceleration is rescinded, stayed or annulled, within a period of 30 calendar days after the written notice specified below is given by the Trustee to the Company or by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding to the Company and the Trustee, as the case may be;
(i)    a final judgment for the payment in excess of $50,000,000 (or its foreign currency equivalent) (excluding any amounts covered by insurance) rendered against the Company or any Subsidiary of the Company, which judgment is not paid, discharged, bonded, waived or stayed within 60 calendar days after (A) the date on which the right to appeal or petition for review thereof has expired if no such appeal or review has commenced, or (B) the date on which all rights to appeal or petition for review have been extinguished;
(j)    the Company or any of its Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:
(1)    commences a voluntary case;
(2)    consents to the entry of an order for relief against it in an involuntary case;
(3)    consents to the appointment of a Custodian of it or for any substantial part of its property;
(4)    makes a general assignment for the benefit of its creditors; or
(5)    or takes any comparable action under any foreign laws relating to insolvency; or
(k)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(1)    is for relief against the Company or any of its Significant Subsidiaries in an involuntary case;
(2)    appoints a Custodian of the Company or any of its Significant Subsidiaries or for any substantial part of its property;
(3)    orders the winding up or liquidation of the Company or any of its Significant Subsidiaries; or
(4)    any similar relief is granted under any foreign laws,
and in any case of the foregoing clauses (1) through (4), such order or decree shall have remained unstayed and in effect for 60 calendar days.

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
The term “Bankruptcy Law” means Title 11, United States Code, or any similar federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.
A Default under clause (g) or (h) of this Section 6.01 is not an Event of Default until the Trustee notifies the Company or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding notify the Company and the Trustee, as the case may be, of the Default and the Company does not cure such Default within the time specified in clause (g) or (h) of this Section 6.01, as applicable, after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”.
SECTION 6.02.    Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(j) or (k) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the outstanding Notes by written notice to the Company and the Trustee, may declare the principal amount of the Notes and accrued and unpaid interest on the outstanding Notes to be due and payable. If an Event of Default specified in Section 6.01(j) or (k) with respect to the Company (and not involving solely one or more of the Company’s Significant Subsidiaries) occurs and is continuing, the principal amount of the Notes and accrued and unpaid interest on the outstanding Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.
After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the Notes outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration if:
(a)    the Company has paid (or deposited with the Trustee a sum sufficient to pay):
(1)    all overdue interest on all Notes;
(2)    the principal amount of any Notes that have become due otherwise than by such declaration of acceleration;
(3)    to the extent that payment of such interest is lawful, interest upon overdue interest; and
(4)    all sums paid or advanced by the Trustee under the Indenture and the compensation and reasonable expenses, disbursements and advances of the Trustee, its agents and counsel; and
(b)    all Events of Default, other than the non-payment of the principal amount of the Notes and any accrued and unpaid interest that have become due solely by such declaration of acceleration or the failure to deliver consideration upon conversion, have been cured or waived.
No such rescission and annulment shall affect any subsequent Default or Event of Default or impair any right consequent thereon.
SECTION 6.03.    Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or the Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.
SECTION 6.04.    Waiver of Past Defaults. Subject to Section 6.02, the Holders of a majority in aggregate principal amount of the Notes outstanding may, on behalf of all Holders of all the Notes, waive any existing and past Default or Event of Default under the Indenture and its consequences, except:
(i)    the Company’s failure to pay principal of or interest on any Notes when due;
(ii)    the Company’s failure to convert any Notes into cash and, if applicable, Common Stock pursuant to the terms of the Indenture;
(iii)    the Company’s failure to pay the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date in connection with a Holder exercising its repurchase rights; or
(iv)    the Company’s failure to comply with any of the provisions of the Indenture that under Section 9.02 cannot be amended without the consent of each Holder affected.
When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.
SECTION 6.05.    Control by Majority. The Holders of a majority in aggregate principal amount of the outstanding Notes shall have the right to direct the time, method and place of any proceedings for any remedy available to the Trustee or the exercise of any other right or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture or, subject to Section 6.01 of the Base Indenture, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability or expense for which the Trustee has not received adequate indemnity as determined by it in good faith; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnity or security satisfactory to it in its sole discretion against all losses, liabilities, and expenses caused by taking or not taking such action.
SECTION 6.06.    Limitation on Suits. Except to enforce the right to receive payment of principal or interest when due or consideration due upon conversion when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless:
(a)    such Holder has given the Trustee written notice of an Event of Default;
(b)    the Holders of at least 25% in aggregate principal amount of the outstanding Notes have made a written request to the Trustee to pursue the remedy, and offered security or indemnity against any costs, liability or expense of the Trustee satisfactory to the Trustee;
(c)    the Trustee fails to comply with such request within 60 calendar days after receipt of such request and offer of indemnity; and
(d)    the Trustee has not received an inconsistent direction from the Holders of a majority in aggregate principal amount of the outstanding Notes.
A Holder may not use the Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder (it being understood that the Trustee shall not have any affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

SECTION 6.07.    Rights of Holders to Receive Payment. Notwithstanding any other provision of the Indenture and any provision of any Note, the right of any Holder to receive payment or delivery, as the case may be, of (x) the principal (including the Fundamental Change Repurchase Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon conversion of, such Note, on or after the respective due dates expressed or provided for in such Note or in the Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates against the Company shall not be impaired or affected without the consent of such Holder.
SECTION 6.08.    Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a), (b) or (c) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 6.8 of the Base Indenture.
SECTION 6.09.    Trustee May File Proofs of Claim. In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under title 11 of the United States Code, or any other applicable law, or in case a Custodian shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.09, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee under Section 6.8 of the Base Indenture; and any Custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee under Section Section 6.8 of the Base Indenture, incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.
Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting such Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
SECTION 6.10.    Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:
FIRST: to the Trustee for amounts due under Section 6.8 of the Base Indenture;

SECOND: to Holders for amounts due and unpaid on the Notes for principal (including payments pursuant to the required repurchase provisions of the Notes) and interest, ratably without preference or priority of any kind, according to the amounts due and payable on the Notes for principal (including payments pursuant to the required repurchase provisions of the Notes) and interest or in respect of any Conversion Obligation of the Company, respectively; and
THIRD: to the Company.
The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least fifteen calendar days before such record date, the Trustee shall transmit to each Holder and the Company a notice that states the record date, the payment date and amount to be paid.
SECTION 6.11.    Undertaking for Costs. In any suit for the enforcement of any right or remedy under the Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Notes.
SECTION 6.12.    Failure to Comply with Reporting Covenant. Notwithstanding anything to the contrary in the Indenture, the Company may elect that the sole remedy for an Event of Default relating to the Company’s failure to comply with the covenant in Section 4.03(a), for the 365 days after the occurrence of such an Event of Default shall consist exclusively of the right to receive Additional Interest on the Notes at an annual rate equal to (i) 0.25% of the outstanding principal amount of the Notes from the first date of the occurrence of such Event of Default to, but not including, the 180th day thereafter (or such earlier date on which the Event of Default relating to the Company’s reporting obligations pursuant to Section 4.03(a) shall have been cured or waived) and (ii) 0.50% of the outstanding principal amount of the Notes from the 180th date following the occurrence to the 365th day after the first date of the occurrence of such Event of Default (or such earlier date on which the Event of Default relating to the Company’s reporting obligations pursuant to Section 4.03(a) shall have been cured or waived). Additional Interest payable pursuant to this Section 6.12 shall be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest payable on the Notes. The Additional Interest payable pursuant to this Section 6.12 shall accrue on all outstanding Notes from and including the date on which an Event of Default relating to a failure to comply with the Company’s reporting obligations pursuant to Section 4.03(a) first occurs to, but not including the 366th day thereafter (or such earlier date on which the Event of Default relating to the Company’s reporting obligations pursuant to Section 4.03(a) shall have been cured or waived). On such 366th day, if such Event of Default is continuing, such Additional Interest payable pursuant to this Section 6.12 shall cease to accrue and the Notes shall be subject to acceleration as provided in Section 6.02. This Section 6.12 shall not affect the rights of Holders in the event of the occurrence of any other Event of Default.
In the event the Company does not elect to pay the Additional Interest pursuant to this Section 6.12 or the Company elected to make such payment but does not pay such Additional Interest when due, the Notes shall be immediately subject to acceleration as provided in Section 6.02. In no event shall Additional Interest payable pursuant to the foregoing election accrue at a rate per year in excess of the applicable rate specified in this Section 6.12, regardless of the number of events or circumstances giving rise to requirements to pay such Additional Interest pursuant to this Section 6.12. The Company shall notify the Trustee in writing promptly upon its becoming aware of its obligation to pay Additional Interest, the date on which such Additional Interest is payable and the amount identified as Additional Interest. In no event shall the Trustee be charged with knowledge of whether such Additional Interest is due, unless it has received the written notice referred to in the preceding sentence.

ARTICLE 7

[RESERVED]
ARTICLE 8

Discharge of Indenture
Article IV of the Base Indenture is hereby replaced in full, solely with respect to the Notes, with the following:
SECTION 8.01.    Discharge of Liability on Notes.
(a) The Indenture shall, subject to Section 8.01(b), cease to be of further effect with respect to the Notes if:

(1)    the Company (i) delivers all outstanding Notes (other than Notes replaced pursuant to Section 3.6 of the Base Indenture) to the Trustee for cancellation or (ii) deposits with the Trustee or the Paying Agent after such Notes have become due and payable, whether at stated maturity, upon conversion, or on any Fundamental Change Repurchase Date, cash or, in the case of conversion, cash or cash and/or shares of Common Stock, if any, issuable upon conversion (and cash in lieu of fractional shares) (solely to satisfy outstanding conversions) calculated in accordance with the Indenture sufficient to satisfy all obligations due on all outstanding Notes and pays all other sums payable under the Indenture; and
(2)    the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided herein relating to the satisfaction and discharge of the Indenture have been complied with.
(b)    Notwithstanding Section 8.01(a), the Company’s obligations in Sections 2.04 and 2.05 and in this Article 8 shall survive until the Notes have been paid in full. Thereafter, the Company’s obligations in Sections 8.03 and 8.04 shall survive.
SECTION 8.02.    Application of Trust Money. The Trustee shall hold in trust money and any shares of Common Stock or other property due in respect of converted Notes deposited with it pursuant to this Article 8. It shall apply the deposited money through the Paying Agent and in accordance with the Indenture to the payment of principal of and interest on the Notes or, in the case of any shares of Common Stock or other property due in respect of converted Notes, in accordance with the Indenture in relation to the conversion of Notes pursuant to the terms hereof.
SECTION 8.03.    Repayment to Company. Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest and any shares of Common Stock or other property due in respect of converted Notes that remains unclaimed for two years, and, thereafter, Holders entitled to the money and/or securities must look to the Company for payment as general creditors.
SECTION 8.04.    Reinstatement. If the Trustee or Paying Agent is unable to apply any money or to deliver any shares of Common Stock or other property due in respect of converted Notes in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under the Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money and any shares of Common Stock or other property due in respect of converted Notes in accordance with this Article 8; provided, however, that, if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

Amendments
Article VIII of the Base Indenture is hereby replaced in full, solely with respect to the Notes, with the following:
SECTION 9.01.    Without Consent of Holders. The Company and the Trustee may amend the Indenture or the Notes without notice to or consent of any Holder:
(a)    to provide for conversion rights of Holders and the Company’s repurchase obligations in connection with a Fundamental Change in the event of any reclassification of the Common Stock, merger or consolidation, or sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of the Company and its Subsidiaries taken as a whole;
(b)    to secure the Notes;
(c)    to provide for the assumption of the Company’s obligations to the Holders in the event of a merger or consolidation, or sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of the Company and its Subsidiaries taken as a whole;
(d)    to surrender any right or power conferred upon the Company;
(e)    to add to the Company’s covenants for the benefit of the Holders;
(f)    enter into any supplemental indenture pursuant to Section 5.02;
(g)    to cure any ambiguity or correct or supplement any inconsistent or otherwise defective provision or omission contained in the Indenture; provided that such modification or amendment does not, in the good faith determination of the Board of Directors, adversely affect the interests of the Holders in any material respect;
(h)    in connection with any share exchange event, provide that the Notes are convertible into Reference Property, subject to Section 10.02, and make certain related changes to the terms of the Notes to the extent expressly required by the Indenture (as determined in good faith by the Board of Directors);
(i)    to increase the Conversion Rate;
(j)    to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;
(k)    to comply with the rules of any applicable securities depositary, including the Depositary;
(l)    to permit or confirm for the issuance of Additional Notes in accordance with the Indenture;
(m)    to add guarantees of obligations under the Notes;
(n)    adding or modifying any other provision(s) or omission(s) which the Company may deem necessary or desirable and which will not adversely affect the interests of the Holders in any material respect, in the good faith determination of the Board of Directors; and
(o)    to evidence or provide for a successor Trustee, including the appointment thereof.

After a modification or amendment under this Section becomes effective, the Company shall transmit to Holders a notice briefly describing such modification or amendment. However, the failure to give such notice to all Holders, or any defect in the notice, shall not impair or affect the validity of the modification or amendment under this Section.
SECTION 9.02.    With Consent of Holders. The Company and the Trustee may modify or amend the Indenture or the Notes with the written consent or affirmative vote (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) of the Holders of a majority in aggregate principal amount of the Notes then outstanding, without notice to any other Holder. However, without the written consent or the affirmative vote (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) of each Holder of an outstanding Note affected by such change, an amendment may not:
(a)    change the Maturity Date of any Note;
(b)    reduce the rate or extend the time for payment of interest on any Notes;
(c)    reduce the principal amount of any Notes;
(d)    reduce any amount payable upon repurchase of any Notes upon a Fundamental Change;
(e)    impair the right of any Holder to receive payment of principal (including the Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid interest, if any, on, and the consideration due upon conversion of, its Notes on or after the respective due dates expressed or provided for in the Indenture or to institute suit for the enforcement of any such payment;
(f)    change the currency in which any Notes is payable;
(g)    change the Company’s obligation to repurchase any Notes upon a Fundamental Change in a manner adverse to the Holders;
(h)    make any change in Section 2.07;
(i)    adversely affect the conversion right of a Holder to convert its Notes pursuant to the terms of the Indenture;
(j)    make any change in Section 6.04 or the second sentence of this Section 9.02; or
It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed modification or amendment. It is sufficient if such consent approves the substance of the proposed modification or amendment.
After a modification or amendment under this Section becomes effective, the Company shall transmit to Holders a notice briefly describing such modification or amendment. However, the failure to give such notice to all Holders, or any defect in the notice, shall not impair or affect the validity of the modification or amendment under this Section.

SECTION 9.03.    Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver becomes effective once both (i) the requisite number of consents have been received by the Company or the Trustee and (ii) such amendment or waiver has been executed by the Company and the Trustee.
The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to the Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 calendar days after such record date.
SECTION 9.04.    Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver the Note to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.
SECTION 9.05.    Trustee to Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive, and (subject to Sections 7.01 and 7.02) shall be fully protected in relying upon, in addition to the documents required by Section 1.2 of the Base Indenture, an Officer’s Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by the Indenture and that such amendment is the legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof.
ARTICLE 10

Conversion of Notes
SECTION 10.01.    Right to Convert.
(a)    Subject to and upon compliance with the provisions of this Article 10, each Holder of a Note shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple in excess thereof) of such Note (i) subject to satisfaction of one or more of the conditions described in Section 10.01(b), at any time prior to the Close of Business on the Business Day immediately preceding September 1, 2029 and (ii) regardless of the conditions described in Section 10.01(b), on or after September 1, 2029 and prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Maturity Date, in each case, at the Conversion Rate per $1,000 principal amount of Notes (subject to, and in accordance with, the settlement provisions of Section 10.02, the “Conversion Obligation”).

(b)    (1)    Conversion Upon Satisfaction of Sale Price Condition. Prior to the Close of Business on the Business Day immediately preceding September 1, 2029, a Holder shall have the right to convert all or a portion of its Notes at any time during any calendar quarter (and only during such calendar quarter) beginning after March 31, 2023 if the Closing Sale Price for the Common Stock was more than 130% of the applicable Conversion Price on each applicable Trading Day for at least 20 Trading Days (whether or not consecutive) in the period of the 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter.
(2)    Conversion Upon Specified Corporate Transactions. Prior to the Close of Business on the Business Day immediately preceding September 1, 2029, a Holder shall have the right to convert all or a portion of its Notes if the Company:
(i)    distributes to all or substantially all holders of its Common Stock rights, options or warrants (other than pursuant to a stockholders rights plan) entitling them to purchase, for a period of 45 calendar days or less from the announcement date for such distribution, shares of Common Stock at a price per share less than the average of the Closing Sale Prices of the Common Stock for the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the announcement date for such distribution; or
(ii)    distributes to all or substantially all holders of its Common Stock cash or other assets, debt securities or rights to purchase securities of the Company (other than pursuant to a stockholders rights plan), which distribution has a per share value, as reasonably determined by the Board of Directors, exceeding 10% of the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the announcement date for such distribution, then, in each case, the Company shall notify all Holders, the Trustee and the Conversion Agent (if other than the Trustee) at least 45 Scheduled Trading Days prior to the Ex-Dividend Date for such distribution. Once the Company has given such notice, a Holder may convert all or a portion of its Notes at any time until the earlier of the Close of Business on the Business Day immediately preceding the Ex-Dividend Date and the Company’s announcement that such distribution shall not take place. A Holder may not convert any of its Notes based on this Section 10.01(b)(2) if as a result of holding its Notes such Holder shall otherwise participate in the distribution, without conversion as a result of holding the Notes, at the same time and on the same terms as holders of the Common Stock as if such Holder held a number of shares of Common Stock equal to the Conversion Rate on the Record Date of such distribution for each $1,000 principal amount of Notes held by such Holder (calculated on an aggregate basis per Holder).
(3)    Conversion Upon a Fundamental Change. Prior to the Close of Business on the Business Day immediately preceding September 1, 2029, if a Fundamental Change occurs, or if the Company is a party to a consolidation, merger, binding share exchange, or sale, conveyance, transfer, lease or other disposition of all or substantially all of the Company and its subsidiaries’ assets, taken as a whole, in each case, pursuant to which the Common Stock would be converted into Reference Property in a transaction described in Section 10.05, a Holder shall have the right to convert all or a portion of its Notes at any time beginning on the effective date of such transaction or event until the earlier of (x) 35 Trading Days after the actual effective date of such transaction or event, or if such transaction or event also constitutes a Fundamental Change, until the related Fundamental Change Repurchase Date and (y) the second Scheduled Trading Day immediately preceding the Maturity Date. The Company shall notify all Holders, the Trustee and the Conversion Agent (if other than the Trustee) of the effective date of any Fundamental Change no later than one Business Day after such effective date. If a Holder has submitted all or a portion of Notes for repurchase, unless such Holder has validly withdrawn such Notes in a timely fashion, such Holder’s conversion rights with respect to the Notes so subject to repurchase shall expire at the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date, unless the Company defaults in the payment of the Fundamental Change Repurchase Price. If a Holder has submitted any Notes for repurchase, such Notes may be converted only if such Holder submits a valid withdrawal notice, and, if the Notes submitted are evidenced by a Global Note, such Holder complies with appropriate Depositary procedures.

(4)    Conversion Upon Satisfaction of Trading Price Condition. Prior to the Close of Business on the Business Day immediately preceding September 1, 2029, a Holder shall have a right to convert all or a portion of its Notes during the five Business Day period following any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder in accordance with the procedures set forth in this Section 10.01(b)(4), for each Trading Day of such Measurement Period was less than 98% of the product of the Closing Sale Price of the Common Stock and the Conversion Rate on such Trading Day. The Bid Solicitation Agent (if other than the Company) shall have no obligation to determine the Trading Price per $1,000 principal amount of Notes unless the Company has requested such determination; and the Company shall have no obligation to make such request (or, if the Company is acting as Bid Solicitation Agent, the Company shall have no obligation to determine the Trading Price) unless and until a Holder provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Notes would be less than 98% of the product of the Closing Sale Price of the Common Stock and the Conversion Rate and such Holder requests that the Company requests that the Bid Solicitation Agent determine or, if the Company is acting as Bid Solicitation Agent, requests that the Company determine, the Trading Price of the Notes. At such time, the Company shall instruct the Bid Solicitation Agent (if other than the Company) to determine or, if the Company is acting as Bid Solicitation Agent, the Company shall determine, the Trading Price of the Notes for each Trading Day beginning on the next Trading Day and on each successive Trading Day until a Trading Day occurs on which the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Closing Sale Price of the Common Stock and the applicable Conversion Rate on such Trading Day. At such time as the Company directs the Bid Solicitation Agent in writing to solicit bid quotations, the Company shall provide the Bid Solicitation Agent with the names and contact details of the three independent nationally recognized securities dealers the Company selects, and the Company shall direct those securities dealers to provide bids to the Bid Solicitation Agent. If the Trading Price condition has been met, the Company shall so notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee). If, at any time after the Trading Price condition has been met, the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Closing Sale Price of the Common Stock and the Conversion Rate for such date, the Company shall so promptly notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee).
SECTION 10.02.    Conversion Procedures; Settlement Upon Conversion; No Adjustment for Interest or Dividends; Cash Payments in Lieu of Fractional Shares. (a) In order to exercise the conversion right with respect to any Notes in certificated form, a Holder must:
(i)    complete and manually sign an irrevocable notice of conversion in the form entitled “Form of Conversion Notice” attached to the reverse of such certificated Note (or a facsimile thereof) (a “Conversion Notice”);
(ii)    deliver such completed Conversion Notice and certificated Note to be converted to the Conversion Agent at the office of the Conversion Agent;
(iii)    to the extent any shares of Common Stock issuable upon conversion are to be issued in a name other than the Holder’s, furnish appropriate endorsements and transfer documents as may be required by the Conversion Agent;
(iv)    if required pursuant to Section 10.02(d), pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled; and
(v)    if required pursuant to Section 10.02(g), pay all transfer or similar taxes, if any.
In order to exercise the conversion right with respect to any interest in a Global Note, a Holder must:
(i)    deliver to the Depositary the appropriate instruction form for conversion pursuant to the Depositary’s conversion program;

(ii)    to the extent any shares of Common Stock issuable upon conversion are to be issued in a name other than the Holder’s, furnish appropriate endorsements and transfer documents as may be required by the Conversion Agent;
(iii)    if required pursuant to Section 10.02(d), pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled; and
(iv)    if required pursuant to Section 10.02(g), pay all transfer or similar taxes, if any.
The date that the Holder satisfies the foregoing requirements is the “Conversion Date.” The Notes shall be deemed to have been converted immediately prior to the Close of Business on the Conversion Date.
(b)    Subject to this Section 10.02, upon conversion of any Note, the Company shall, at its election, pay or deliver, as the case may be, to the converting Holder, in full satisfaction of its Conversion Obligation, cash (“Cash Settlement”), shares of Common Stock (“Physical Settlement”) or a combination of cash and shares of Common Stock (“Combination Settlement”), as set forth in this Section 10.02.
(i)    All conversions occurring on or after September 1, 2029 shall be settled using the same Settlement Method and the same relative proportion of cash and/or shares of Common Stock as all other conversions occurring on or after September 1, 2029. If the Company elects a Settlement Method for conversions occurring on or after September 1, 2029, the Company shall deliver notice to Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such Settlement Method the Company has selected no later than September 1, 2029. If the Company does not timely elect a Settlement Method for conversion occurring on or after September 1, 2029, the Company shall no longer have the right to elect Cash Settlement or Physical Settlement with respect to that Conversion Date and the Company shall be deemed to have elected Combination Settlement in respect of its Conversion Obligation, and the Specified Dollar Amount per $1,000 principal amount of Notes shall be equal to $1,000. If the Company has timely elected Combination Settlement in respect of any such conversion, but fails to timely notify the Conversion Agent of the Specified Dollar Amount per $1,000 principal amount of Notes, such Specified Dollar Amount with respect to that Conversion Date shall be deemed to be $1,000.
(ii)    With respect to conversions occurring prior to September 1, 2029, the Company shall use the same Settlement Method (including the same relative proportion of cash and/or shares of Common Stock) for all conversions occurring on the same Conversion Date. Except for any conversions that occur on or after September 1, 2029, the Company shall not have any obligation to use the same Settlement Method with respect to conversions that occur on different Conversion Dates. Prior to September 1, 2029, if the Company elects a Settlement Method, the Company shall deliver notice to converting Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such Settlement Method the Company has selected no later than the Close of Business on the second Trading Day immediately following the relevant Conversion Date. If the Company does not timely elect a Settlement Method in respect of a particular Conversion Date, the Company shall no longer have the right to elect Cash Settlement or Physical Settlement with respect to that Conversion Date and the Company shall be deemed to have elected Combination Settlement in respect of its Conversion Obligation, and the Specified Dollar Amount per $1,000 principal amount of Notes shall be equal to $1,000. If the Company has timely elected Combination Settlement in respect of any such conversion, but fails to timely notify the Conversion Agent of the Specified Dollar Amount per $1,000 principal amount of Notes, such Specified Dollar Amount with respect to that Conversion Date shall be deemed to be $1,000.
(iii)    The cash, shares of Common Stock or combination of cash and shares of Common Stock payable or deliverable by the Company in respect of any conversion of Notes (the “Settlement Amount”) shall be computed by the Company as follows:

(A)    if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Physical Settlement, the Company shall deliver to the converting Holder in respect of each $1,000 principal amount of Notes being converted a number of shares of Common Stock equal to the Conversion Rate on the Conversion Date (plus cash in lieu of any fractional share of Common Stock issuable upon conversion);
(B)    if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Cash Settlement, the Company shall pay to the converting Holder in respect of each $1,000 principal amount of Notes being converted cash in an amount equal to the sum of the Daily Conversion Values for each of the 30 consecutive VWAP Trading Days during the relevant Observation Period; and
(C)    if the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Combination Settlement, the Company shall pay and deliver, as the case may be, to the converting Holder in respect of each $1,000 principal amount of Notes being converted a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 30 consecutive VWAP Trading Days during the relevant Observation Period (plus cash in lieu of any fractional share of Common Stock issuable upon conversion).
If more than one Note shall be surrendered for conversion at any one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered.
(iv)    The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last VWAP Trading Day of the relevant Observation Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and, if applicable, the amount of cash payable in lieu of any fractional share, the Company shall notify the Trustee and the Conversion Agent (if other than the Trustee) of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and, if applicable, the amount of cash payable in lieu of fractional shares of Common Stock. The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for any such determination.
(v)    Subject to the provisions of Section 10.03 and Section 10.05, the Company shall pay or deliver, as the case may be, the Settlement Amount due in respect of the Conversion Obligation as follows:
(A)    if the Company elects Physical Settlement, (x) with respect to conversions occurring prior to the final Regular Record Date preceding the Maturity Date, the third Business Day immediately following the relevant Conversion Date and (y) with respect to conversions occurring on or after the final Regular Record Date preceding the Maturity Date, on the Maturity Date; or
(B)    if the Company elects Cash Settlement or if the Company elects or is deemed to elect Combination Settlement, the third Business Day immediately following the last VWAP Trading Day of the relevant Observation Period.
(c)    Each conversion will be deemed to have been effected as to any Notes surrendered for conversion on the applicable Conversion Date; provided, however, that the Person in whose name any shares of Common Stock shall be issuable upon such conversion shall be treated as the holder of record of such shares as of the Close of Business on the Conversion Date, in the case of Physical Settlement, or the last VWAP Trading Day of the relevant Observation Period, in the case of Combination Settlement.

(d)    If a Holder converts any Notes after the Close of Business on the Regular Record Date for an interest payment but prior to the corresponding Interest Payment Date, such Holder shall receive on the earlier of the corresponding Interest Payment Date and the date the Company delivers the Settlement Amount in respect of such conversion, the interest accrued and unpaid on such Holder’s Notes, notwithstanding such Holder’s conversion of those Notes prior to the Interest Payment Date, in the event that such Holder was the Holder of record on the corresponding Regular Record Date. However, except as provided in the next sentence, at the time such Holder surrenders its Notes for conversion (whether or not such Holder was the Holder of record), such Holder must pay the Company an amount equal to the interest that has accrued and shall be paid on the Notes being converted on the corresponding Interest Payment Date. Such Holder is not required to make such payment:
(1)    if such Holder converts its Notes after the Close of Business on February 15, 2030, which is the Regular Record Date immediately preceding the Maturity Date;
(2)    if such Holder converts its Notes in connection with a Fundamental Change and the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date; or
(3)    to the extent of any overdue interest, if overdue interest exists at the time of conversion with respect to such Holder’s Notes.
For the avoidance of doubt, all Holders on the Regular Record Date immediately preceding the Maturity Date and any Fundamental Change Repurchase Date shall receive and retain the full interest payment due on the Maturity Date or other applicable Interest Payment Date regardless of whether their Notes have been converted following such Regular Record Date.
If a Holder has already delivered a Fundamental Change Repurchase Notice pursuant to Section 3.01 with respect to a Note, such Holder may not surrender that Note for conversion until such Holder has validly withdrawn the Fundamental Change Repurchase Notice in accordance with Section 3.02, except as to a portion of such Note that is not subject to such Fundamental Change Repurchase Notice.
(e)    In case any certificated Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the certificated Note so surrendered, without charge to such Holder, a new certificated Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered certificated Note.
(f)    Upon the conversion of an interest in a Global Note, the Trustee and the Depositary shall reduce the principal amount of such Global Note in their records.
(g)    The issue of stock certificates on conversions of Notes shall be made without charge to the converting holder of Notes for any taxes or duties in respect of the issue thereof. The Company shall not, however, be required to pay any such tax or duty which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of any Notes converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or duty or shall have established to the satisfaction of the Company that such tax has been paid.
(h)    Except as provided in this Section 10.02, upon conversion, Holders shall not receive any separate cash payment of accrued and unpaid interest on the Notes. Accrued and unpaid interest to the Conversion Date shall be deemed to be paid in full with the cash paid and shares of Common Stock issued, if any, upon conversion rather than cancelled, extinguished or forfeited. With respect to Notes converted pursuant to Combination Settlement, accrued and unpaid interest shall be deemed to be paid first out of any cash paid upon such conversion.

(i)    The Company shall not issue fractional shares of Common Stock upon conversion of the Notes. If any fractional shares of Common Stock would be issuable upon the conversion of any Note or Notes, the Company shall instead pay cash in lieu of fractional share of Common Stock issuable upon conversion in an amount based on (i) the Daily VWAP on the relevant Conversion Date if the Company elects Physical Settlement or (ii) the Daily VWAP on the last VWAP Trading Day of the relevant Observation Period if the Company elects or is deemed to elect Combination Settlement.
(j)    Except as described under Section 10.04, the Company shall not make any payment or other adjustment for dividends on any Common Stock issued upon conversion of the Notes.
(k)    The Trustee shall have no duty to monitor or notify the Holders as to whether any of the conditions to conversion have occurred.
SECTION 10.03.    Adjustment to Conversion Rate Upon a Make-Whole Fundamental Change. If the Effective Date (as defined below) of a Fundamental Change (determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (2) of the definition thereof, a “Make-Whole Fundamental Change”) occurs prior to the Maturity Date of the Notes and a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change, the Company shall increase the Conversion Rate by an additional number of shares of Common Stock (the “Additional Shares”).
The number of Additional Shares shall be determined by reference to the table below, based on the date on which the Make-Whole Fundamental Change becomes effective (the “Effective Date”) and the Stock Price paid (or deemed paid) per share for the Common Stock in such Make-Whole Fundamental Change.
The Company shall notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) of the Effective Date of any Make-Whole Fundamental Change no later than one Business Day after such Effective Date.
A conversion of the Notes shall be deemed for these purposes to be “in connection with” a Make-Whole Fundamental Change if the Conversion Notice is received by the Conversion Agent on or after the Effective Date of the Make-Whole Fundamental Change but before the Close of Business on the second Business Day immediately preceding the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (2) of the definition thereof, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change).
The number of Additional Shares set forth in the table below shall be adjusted in the same manner as and as of any date on which the Conversion Rate of the Notes is adjusted pursuant to this Article 10. The Stock Prices set forth in the first row of the table below (i.e., the column headers) shall be simultaneously adjusted to equal the Stock Prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which shall be the Conversion Rate immediately prior to the adjustment and the denominator of which shall be the Conversion Rate as so adjusted.

The following table sets forth the number of Additional Shares per $1,000 principal amount of Notes by which the Conversion Rate shall be increased upon conversion in connection with a Make-Whole Fundamental Change:

	Stock Price
Effective Date	$64.66	$70.00	$75.00	$80.83	$95.00	$110.00	$125.00	$150.00	$175.00	$200.00	$250.00	$300.00	$400.00	$500.00
March 1, 2023	3.0931	2.6820	2.3639	2.0564	1.5078	1.1240	0.8604	0.5749	0.3983	0.2825	0.1468	0.0760	0.0149	0.0000
March 1, 2024	3.0931	2.6820	2.3639	2.0564	1.5078	1.1240	0.8600	0.5659	0.3872	0.2717	0.1386	0.0705	0.0131	0.0000
March 1, 2025	3.0931	2.6820	2.3639	2.0564	1.5078	1.1134	0.8301	0.5343	0.3589	0.2479	0.1230	0.0607	0.0098	0.0000
March 1, 2026	3.0931	2.6820	2.3639	2.0564	1.4720	1.0377	0.7558	0.4706	0.3075	0.2075	0.0987	0.0463	0.0055	0.0000
March 1, 2027	3.0931	2.6820	2.3639	2.0371	1.3518	0.9154	0.6434	0.3814	0.2399	0.1569	0.0706	0.0311	0.0025	0.0000
March 1, 2028	3.0931	2.6820	2.2640	1.8298	1.1280	0.7111	0.4700	0.2575	0.1534	0.0965	0.0407	0.0161	0.0002	0.0000
March 1, 2029	3.0931	2.4557	1.9169	1.4421	0.7454	0.3988	0.2326	0.1128	0.0643	0.0401	0.0164	0.0054	0.0000	0.0000
March 1, 2030	3.0931	1.9133	0.9609	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
provided, however, that:
(1)    if the exact Stock Price is between two Stock Prices listed in the table above under the column titled “Stock Price,” or if the exact Effective Date of such Make-Whole Fundamental Change is between two Effective Dates listed in the table above in the rows immediately below the title “Effective Date,” then the number of Additional Shares by which the Conversion Rate shall be increased shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates based on a 360-day year; and
(2)    (a) if the exact Stock Price is greater than $500.00 per share (subject to adjustment in the same manner and at the same time as the Stock Prices listed in the table above), then the Conversion Rate shall not be increased, or (b) if the exact Stock Price is less than $64.66 per share (subject to adjustment in the same manner and at the same time as the Stock Prices listed in the table above), then the Conversion Rate shall not be increased.
Notwithstanding the foregoing, in no event shall the total number of shares of Common Stock issuable upon conversion exceed 15.4655 shares per $1,000 principal amount of Notes, subject to adjustment in the same manner and at the same time as the Conversion Rate pursuant to this Article 10.
Section 10.04.    Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if Holders participate (other than in the case of a share split or a share combination), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 10.04, without having to convert their Notes, as if they held a number of shares of Common Stock equal to the applicable Conversion Rate for each $1,000 principal amount of Notes held by such Holders (calculated on an aggregate basis per Holder):
(a)    If the Company shall issue shares of Common Stock to all or substantially all holders of Common Stock as a dividend or distribution on shares of Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:
where,
CR =    the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution, or the Effective Date of such share split or share combination, as the case may be;

CR0 =    the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such dividend or distribution or the Effective Date of such share split or share combination, as the case may be;
OS0 =    the number of shares of Common Stock outstanding immediately prior to the Open of Business on the Ex-Dividend Date for such dividend or distribution or the Effective Date of such share split or share combination, as the case may be; and
OS =    the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such dividend, distribution, share split or share combination, as the case may be.
Any adjustment made under this clause (a) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately after the Open of Business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this clause (a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
(b)    If the Company shall issue to all or substantially all holders of its Common Stock any rights, options or warrants (other than pursuant to a stockholders rights plan) entitling them to purchase, for a period of 45 calendar days or less from the announcement date for such distribution, shares of Common Stock at a price per share that is less than the average of the Closing Sale Price of the Common Stock for the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the announcement date for such issuance, the Conversion Rate shall be increased based on the following formula:
where,
CR =    the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such issuance;
CR0 =    the Conversion Rate in effect immediately prior to the Open of Business on such Ex-Dividend Date for such issuance;
OS0 =    the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date for such issuance;
X =    the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and
Y =    the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Closing Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such issuance.
Any increase made under this clause (b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the Open of Business on the Ex-Dividend Date for such issuance. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of Common Stock are not delivered upon exercise of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, or if such rights, options or warrants are not so exercised prior to their expiration, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.
In determining whether any rights, options or warrants entitle the holders of Common Stock to subscribe for or purchase shares of Common Stock at less than such average of the Closing Sale Prices for the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the announcement date for such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof and the value of such consideration (if other than cash, to be determined by the Board of Directors).
(c)    If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other of its assets or property or rights, options or warrants to acquire its Capital Stock or other securities to all or substantially all holders of Common Stock, excluding:
(i)    dividends, distributions or issuances as to which an adjustment was effected pursuant to clause (a) or (b) above;
(ii)    rights issued under a stockholders rights plan;
(iii)    dividends or distributions paid exclusively in cash as to which the provisions set forth in clause (d) below shall apply;
(iv)    distributions of Reference Property in a transaction described in Section 10.05; and
(v)    Spin-Offs described below in the second paragraph of this clause (c), then the Conversion Rate shall be increased based on the following formula:
where,
CR =    the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such distribution;
CR0 =    the Conversion Rate in effect immediately prior to the Open of Business on such Ex-Dividend Date for such distribution;
SP0 =    the average of the Closing Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and
FMV =    the Fair Market Value (as determined by the Board of Directors) of the shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants distributed with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for such distribution.

Any increase made under the portion of this clause (c) above shall become effective immediately after the Open of Business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such distribution had not been declared.
Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock, the amount and kind of the Company’s Capital Stock, evidences of the Company’s indebtedness, other assets or property of the Company or rights, options or warrants to acquire the Company’s Capital Stock or other securities that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution.
With respect to an adjustment pursuant to this clause (c) where there has been a payment of a dividend or other distribution on the Common Stock in shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit that are, or when issued shall be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”) the Conversion Rate shall be increased based on the following formula:
where,
CR =    the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for the Spin-Off;
CR0 =    the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for the Spin-Off;
FMV =    the average of the Closing Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock over the first ten consecutive Trading Day period immediately following, and including, the Ex-Dividend Date of the Spin-Off (such period, the “Valuation Period”); and
MP0 =    the average of the Closing Sale Prices of the Common Stock over the Valuation Period.
Any adjustment to the Conversion Rate under the preceding paragraph of this clause (c) shall be made immediately after the Open of Business on the day after the last day of the Valuation Period, but shall be given effect as of the Open of Business on the Ex-Dividend Date for the Spin-Off. Notwithstanding anything to the contrary, (i) if the settlement date for a Note whose conversion is to be settled pursuant to Cash Settlement or Combination Settlement occurs on or before the last Trading Day in the Valuation Period for any Spin-Off and any VWAP Trading Day in the Observation Period for such conversion occurs on any Trading Day within such Valuation Period, then, solely for purposes of determining the consideration due in respect of such conversion, such Valuation Period shall be deemed to be the period from, and including, the Ex-Dividend Date for such Spin-Off to, and including, the last VWAP Trading Day in such Observation Period (or, if such VWAP Trading Day is not a Trading Day, the immediately preceding Trading Day); and (ii) if the settlement date for a Note whose conversion is to be settled pursuant to Physical Settlement occurs on or before the last Trading Day in the Valuation Period for a Spin-Off and the Conversion Date for such conversion occurs on any Trading Day within such Valuation Period, then, solely for purposes of determining the consideration due in respect of such conversion, such Valuation Period shall be deemed to be the period from, and including, the Ex-Dividend Date for such Spin-Off to, and including, such Conversion Date (or, if such Conversion Date is not a Trading Day, the immediately preceding Trading Day).

For purposes of this Section 10.04(c) and subject in all respects to Section 10.08, rights, options or warrants distributed by the Company to all or substantially all holders of its Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (each a “Trigger Event”):
(i)    are deemed to be transferred with such Common Stock;
(ii)    are not exercisable; and
(iii)    are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 10.04(c) (and no adjustment to the Conversion Rate under this Section 10.04(c) shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 10.04(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of the Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights, options or warrants with such rights (and a termination or expiration of the existing rights, options or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 10.04(c) was made:
(1)    in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase; and
(2)    in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued.
(d)    If the Company pays any cash dividends or distributions paid exclusively in cash to all or substantially all holders of its Common Stock (other than dividends or distributions made in connection with the Company’s liquidation, dissolution or winding-up or upon a merger, consolidation or sale, lease, transfer, conveyance or other disposition resulting in a change in the conversion consideration as described under Section 10.05), the Conversion Rate shall be increased based on the following formula:
where,
CR =    the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution;

CR0 =    the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such dividend or distribution;
SP0 =    the average of the Closing Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution (or, if the Company declares such dividend or distribution less than eleven Trading Days prior to such Ex-Dividend Date, ten shall be replaced with a smaller number of Trading Days that shall have occurred after, and not including, such declaration date and prior to, but not including, such Ex-Dividend Date); and
C =    the amount in cash per share the Company distributes to holders of the Common Stock.
Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of shares of Common Stock, the amount of cash that such Holder would have received as if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for such cash dividend or distribution. To the extent such dividend or distribution is declared but not made or paid, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.
Any increase made under this clause (d) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such cash dividend or distribution.
(e)    If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the Closing Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), the Conversion Rate shall be increased based on the following formula:
where,
CR =    the Conversion Rate in effect immediately after the Close of Business on the Trading Day immediately following the Expiration Date;
CR0 =    the Conversion Rate in effect immediately prior to the Close of Business on the Trading Day immediately following the Expiration Date;
AC =    the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares purchased in such tender or exchange offer;
SP =    the average of the Closing Sale Prices of the Common Stock over the ten consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date (the “Averaging Period”);
OS =    the number of shares of Common Stock outstanding immediately after the Close of Business on the Expiration Date (after giving effect to such tender offer or exchange offer); and

OS0 =    the number of shares of Common Stock outstanding immediately prior to the Close of Business on the Expiration Date (prior to giving effect to such tender offer or exchange offer).
Any adjustment to the Conversion Rate under this clause (e) shall be made immediately prior to the Open of Business on the day following the last day of the Averaging Period, but shall be given effect as of the Open of Business on the Trading Day immediately following the Expiration Date. Notwithstanding anything to the contrary, (i) if the settlement date for a Note whose conversion is to be settled pursuant to Cash Settlement or Combination Settlement occurs on or before the last Trading Day in the Averaging Period for such tender or exchange offer and any VWAP Trading Day in the Observation Period for such conversion occurs on any Trading Day within such Averaging Period, then, solely for purposes of determining the consideration due in respect of such conversion, such Averaging Period shall be deemed to be the period from, and including, the Trading Day immediately after the Expiration Date for such tender or exchange offer to, and including, the last VWAP Trading Day in such Observation Period (or, if such VWAP Trading Day is not a Trading Day, the immediately preceding Trading Day); and (ii) if the settlement date for a Note whose conversion is to be settled pursuant to Physical Settlement occurs on or before the last Trading Day in the Averaging Period for such tender or exchange offer and the Conversion Date for such conversion occurs on any Trading Day within such Averaging Period, then, solely for purposes of determining the consideration due in respect of such conversion, such Averaging Period shall be deemed to be the period from, and including, the Trading Day immediately after the Expiration Date to, and including, such Conversion Date (or, if such Conversion Date is not a Trading Day, the immediately preceding Trading Day).
(f)    Notwithstanding this Section 10.04, if a Conversion Rate adjustment described in subsections (a) through (e) of this Section 10.04 becomes effective on any Ex-Dividend Date, and a Holder has converted its Notes on or after such Ex-Dividend Date and on or prior to the related Record Date and would be treated as the record holder of the shares of Common Stock as of the related Conversion Date as described under Section 10.02 based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the foregoing Conversion Rate adjustment provisions, the Conversion Rate adjustment relating to such Ex-Dividend Date shall not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of such shares of Common Stock (which shall be calculated on an unadjusted basis) and participate in the related dividend, distribution or other event giving rise to such adjustment.
(g)    Notwithstanding this Section 10.04, if a Holder converts a Note, Combination Settlement is applicable to such Note and the Daily Settlement Amount for any VWAP Trading Day during the Observation Period applicable to such Note (x) is calculated based on a Conversion Rate adjusted on account of any event described in clauses (a) through (e) of this Section 10.04 and (y) includes any shares of Common Stock that entitle their holder to participate in such event, then, notwithstanding the foregoing Conversion Rate adjustment provisions in this Section 10.04, such Conversion Rate adjustment shall not be made for such converting Holder for such Trading Day. Instead, such Holder shall be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.
(h)    To the extent permitted by applicable law and subject to the applicable rules of the Nasdaq Capital Market, the Company (i) may increase the Conversion Rate of the Notes by any amount for a period of at least 20 Business Days if the Company determines that such increase would be in the Company’s best interest and (ii) may (but is not required to) increase the Conversion Rate of the Notes to avoid or diminish income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.
(i)    All calculations and other determinations under this Article 10 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000th) of a share. No adjustment pursuant to this Section 10.04 shall be made to the Conversion Rate unless such adjustment would require a change of at least 1% in the then-effective Conversion Rate. However, any adjustments that are less than 1% of the Conversion Rate shall be carried forward and taken into account in any subsequent adjustment. Notwithstanding the foregoing, all such carried-forward adjustments shall be made with respect to the Notes (i) in connection with any subsequent adjustment to the Conversion Rate of at least 1% and (ii)(a) on each Trading Day of any Observation Period related to the conversion of the Notes (in the case of Cash Settlement or Combination Settlement) or (b) on the Conversion Date for any Notes (in the case of Physical Settlement). The deferral provisions described in this Section 10.04(i) is referred to as the “1% Exception.”
(j)    Whenever the Conversion Rate is adjusted as herein provided, the Company shall as soon as reasonably practicable deliver to the Trustee and the Conversion Agent (if other than the Trustee) an Officer’s Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. As soon as reasonably practicable after delivery of such certificate, the Company shall transmit to Holders a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which such adjustment became effective. Failure to transmit such notice shall not affect the legality or validity of any such adjustment.
(k)    Except as stated in Section 10.03, this Section 10.04 and Section 10.08, the Company shall not adjust the Conversion Rate for any transaction or event. Without limiting the foregoing, the Conversion Rate shall not be adjusted:
(1)    except as described in this Section 10.04, upon the sale of shares of Common Stock for a purchase price that is less than the market price per share of Common Stock or less than the Conversion Price;
(2)    upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;
(3)    upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;
(4)    upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (3) above and outstanding as of the date the Notes were first issued;
(5)    for the repurchase of any shares of Common Stock that is not a tender offer or exchange offer of the nature described in Section 10.04(e), including, but not limited to, pursuant to an open-market share repurchase program, a structured or derivative transaction or other buyback transaction;
(6)    solely for a change in the par value of the Common Stock; or
(7)    for accrued and unpaid interest, if any.
(l)    For purposes of this Section 10.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.
(m)    Whenever any provision of this Article 10 requires the Company to calculate the Closing Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts over, or based on, a span of multiple days (including an Observation Period and the “Stock Price” for purposes of a Make-Whole Fundamental Change), the Company shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the

Ex-Dividend Date of the event occurs, at any time during the period when the Closing Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts are to be calculated. For the avoidance of doubt, the adjustments made pursuant to this Section 10.04(m) shall be made solely to the extent the Company determines in its good faith judgment that any such adjustment is necessary, without duplication of any adjustment made pursuant to this Section 10.04.
SECTION 10.05.    Effect of Reclassifications, Business Combinations, Asset Sales and Corporate Events. If the Company:
(a)    reclassifies or changes its Common Stock (other than changes in par value or from no par value resulting from a subdivision or combination); or
(b)    consolidates or merges with or into or enters into a binding share exchange with any Person or sells, leases, transfers, conveys or otherwise disposes of all or substantially all of the property and assets of the Company and its Subsidiaries taken as a whole to another Person, and, in either case, holders of Common Stock receive stock, other securities or other property or assets (including cash or any combination thereof) with respect to or in exchange for their Common Stock, then from and after the effective date of such transaction (a “Merger Event”), the right to convert each outstanding $1,000 principal amount of Notes based on the Common Stock shall, without the consent of any Holders, be changed into a right to convert each such Note based on the kind and amount of stock, other securities or other property or assets (including cash or any combination thereof) (the “Reference Property”) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to the Merger Event would have been entitled to receive. The Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee, without the consent of the Holders, a supplemental indenture providing that, at and after the Merger Event, the right to convert each outstanding $1,000 principal amount of Notes shall be changed into a right to convert such principal amount of Notes into the kind and amount of Reference Property that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Merger Event would have been entitled to receive upon such transaction. If the Merger Event causes the Common Stock to be converted into or exchanged for the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the Reference Property into which the Notes shall become convertible shall be deemed to be based on the weighted average of the kind and amount of consideration actually received by holders of a majority of the Common Stock that voted for such an election (if electing between two types of consideration) or holders of a plurality of the Common Stock that voted for such an election (if electing between more than two types of consideration), as the case may be, and if no holders of Common Stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of Common Stock. In all cases the provisions under Section 10.02 shall continue to apply with respect to the calculation of the consideration due upon conversion, with the Daily Conversion Value, Daily Settlement Amount and the Daily VWAPs determined based on a unit of Reference Property that a holder of one share of the Common Stock would have received in such transaction; provided, however, that if the holders of the Common Stock receive only cash in such Merger Event, the consideration due upon conversion shall equal the Conversion Rate in effect on the Conversion Date, multiplied by the price paid per share of Common Stock in such transaction, and settlement of any conversion thereafter shall occur on the third Business Day following the applicable Conversion Date. The Company hereby agrees not to become a party to any such transaction unless its terms are consistent with the foregoing. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as practicable to the adjustments provided for in this Article 10.
When the Company executes a supplemental indenture pursuant to this Section 10.05, the Company shall promptly file with the Trustee an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of Reference Property after any such Merger Event, any adjustment to the Conversion Rate to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly deliver or cause to be delivered notice thereof to all Holders. The Company shall cause notice of the execution of such supplemental indenture to be transmitted to each Holder, within 20 days after execution thereof. Failure to deliver any such notice shall not affect the legality or validity of such supplemental indenture.

The above provisions of this Section 10.05 shall similarly apply to successive reclassifications, changes, consolidations, mergers, binding share exchanges, sales, conveyances, transfers, leases or other dispositions.
(c)    If this Section 10.05 applies to any event or occurrence, Section 10.04 shall not apply.
SECTION 10.06.    Certain Covenants. (a) The Company shall, prior to the issuance of any Notes hereunder, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock or shares of Common Stock held in treasury, a sufficient number of shares of Common Stock, free of preemptive rights, to permit the conversion of the Notes.
(b)    The Company covenants that all shares of Common Stock issued upon conversion of Notes shall be duly and validly issued and fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.
(c)    The Company shall endeavor promptly to comply with all federal and state securities laws regulating the issuance and delivery of shares of Common Stock upon the conversion of Notes, if any, and shall cause to have listed or quoted and shall keep listed or quoted all such shares of Common Stock on the Relevant Stock Exchange.
SECTION 10.07.    [Reserved].
SECTION 10.08.    Stockholder Rights Plans. To the extent that any stockholders’ rights plan adopted by the Company is in effect upon conversion of the Notes, the Holders shall receive, in addition to any Common Stock due upon conversion, the rights under the applicable rights agreement. However, if, prior to any conversion, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable rights plan, the Conversion Rate will be adjusted at the time of separation as if the Company distributed to all or substantially all Holders of the Common Stock, shares of the Company’s Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants as described above in Section 10.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights. For the avoidance of doubt, any issuance of stockholder rights (including pursuant to a stockholder rights plan adopted after the date of initial issuance of the Notes) will not cause an adjustment of the Conversion Rate unless and until such stockholder rights have separated from the Common Stock.
SECTION 10.09.    Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 10. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 10.05 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 10.05 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 9.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer’s Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. Neither the Trustee nor the Conversion Agent shall be responsible for determining whether any event contemplated by Section 10.01 has occurred that makes the Notes eligible for conversion or no longer eligible therefor until the Company has delivered to the Trustee and the Conversion Agent the notices referred to in Section 10.01 with respect to the commencement or termination of such conversion rights, on which notices the Trustee and the Conversion Agent may conclusively rely, and the Company agrees to deliver such notices to the Trustee and the Conversion Agent immediately after the occurrence of any such event or at such other times as shall be provided for in Section 10.01.
ARTICLE 11

Miscellaneous
SECTION 11.01.    Notices. Notices to the Conversion Agent or Bid Solicitation Agent are deemed given only upon actual receipt by the Conversion Agent or Bid Solicitation Agent, as applicable.
SECTION 11.02.    No Optional Redemption. The Notes shall not be redeemable by the Company prior to the Maturity Date, and no sinking fund is provided for the Notes. Article X and XI of the Base Indenture shall not apply to the Notes.
SECTION 11.03.    When Notes Disregarded. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, modification, amendment waiver or consent of the terms of the Indenture, Notes owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded (from both the numerator and denominator) and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Responsible Officer of the Trustee knows are so owned shall be so disregarded. Subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.
SECTION 11.04.    Withholding Taxes. Notwithstanding any other provision of the Indenture, if the Company or other applicable withholding agent determines, in its good faith discretion, that it is required by applicable law to pay, and pays, withholding taxes or backup withholding on behalf of the Holder or beneficial owner as a result of an adjustment to the Conversion Rate, the Company or other applicable withholding agent may, at its option, set off such payments against payments of cash and shares of Common Stock on the Note (or any payments on the Company’s Common Stock) or sales proceeds received by or other funds or assets of the Holder or beneficial owner.
SECTION 11.05.    GOVERNING LAW. THIS FOURTH SUPPLEMENTAL INDENTURE AND THE NOTES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THE INDENTURE OR THE NOTES, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION 11.06.    Counterparts. This Fourth Supplemental Indenture may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The exchange of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Fourth Supplemental Indenture as to the parties hereto.
SECTION 11.07.    Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Fourth Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.
SECTION 11.08.    Calculations. The Company shall be responsible for making all calculations called for under the Notes and for monitoring any Stock Price, Measurement Period or Observation Period. The calculations include, but are not limited to, determinations of the Closing Sale Price of the Common Stock, the VWAP of the Common Stock, accrued interest payable on the Notes, any Additional Interest due on the Notes, the

Conversion Rate, the Conversion Price, the Daily Conversion Values and the Additional Shares. The Company or its agents shall make all these calculations in good faith and, absent manifest error, such calculations shall be final and binding on Holders. The Company shall provide a schedule of these calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely upon the accuracy of the Company’s calculations without independent verification. The Trustee shall forward these calculations to any Holder upon the request of such Holder.
SECTION 11.09.    Legal Holidays. Section 1.13 of the Base Indenture is hereby replaced in full, solely with respect to the Notes, with the following: If any Interest Payment Date, the Maturity Date or any earlier required Fundamental Change Repurchase Date of a note falls on a day that is not a Business Day (which for these purposes, “Business Day” shall not include days in which the office where the Place of Payment is authorized or required by law to be closed), the required payment will be made on the next succeeding Business Day and no interest on such payment will accrue in respect of the delay.

[Remainder of page left blank intentionally.]

IN WITNESS WHEREOF, the parties have caused this Fourth Supplemental Indenture to be duly executed as of the date first written above.

EXACT SCIENCES CORPORATION
as Issuer
By:	/s/ Jeffrey T. Elliott
	Name:	Jeffrey T. Elliott
	Title:	Chief Financial Officer

    [Signature Page to Fourth Supplemental Indenture]

U.S. BANK TRUST COMPANY, NATIONAL
ASSOCIATION, as Trustee
By:	/s/ Allison Lancaster-Poole
	Name:	Allison Lancaster-Poole
	Title:	Vice President

[Signature Page to Fourth Supplemental Indenture]

EXHIBIT A
[FORM OF FACE OF NOTE]
[Global Note Legend]
THIS NOTE AND THE SHARES OF COMMON STOCK OF EXACT SCIENCES CORPORATION ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE, THE SHARES OF COMMON STOCK OR OTHER SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.
THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THIS NOTE UNDER RULE 144 UNDER THE SECURITIES ACT (THE “RESALE RESTRICTION TERMINATION DATE”) ONLY (A) TO EXACT SCIENCES CORPORATION OR ANY PARENT OR SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE UNDER RULE 144A, (C) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO EXACT SCIENCE CORPORATION’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER DULY COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THIS SECURITY PURSUANT TO CLAUSE (C) ABOVE OR UPON ANY TRANSFER OF THIS SECURITY UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION)
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO EXACT SCIENCES CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

No. ____
2.0% Convertible Senior Note due 2030
CUSIP No.: 30063P AD7
ISIN No.: US30063PAD78
EXACT SCIENCES CORPORATION, a corporation duly organized and validly existing under the laws of the State of Delaware (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to CEDE & CO., or registered assigns, the principal amount [Insert if a Global Note: as set forth in the “Schedule of Exchanges of Notes” attached hereto][Insert if a certificated Note of $[    ]], on March 1, 2030 and interest thereon as set forth below.
This Note shall bear interest at the rate of 2.0% per year from March 1, 2023 or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until March 1, 2030, unless earlier converted or repurchased. Accrued interest on this Note shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for a partial month, on the basis of the number of days actually elapsed in a 30-day month. Interest is payable semi-annually in arrears on each March 1 and September 1, commencing on September 1, 2023, to Holders of record at the Close of Business on the preceding February 15 and August 15 (whether or not such day is a Business Day), respectively. Additional Interest will be payable as set forth in Section 6.12 of the within-mentioned Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to such Section 6.12 and any express mention of the payment of Additional Interest in any provision therein and herein shall not be construed as excluding Additional Interest in those provisions thereof and hereof where such express mention is not made.
Any Defaulted Interest shall accrue interest per annum at the rate borne by the Notes from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Interest shall have been paid by the Company, at its election in accordance with Section 2.06 of the Indenture.
The Company shall pay the principal of and interest on this Note, so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Notes) upon presentation thereof at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Registrar in respect of the Notes and the Corporate Trust Office as a place where Notes may be presented for payment or for registration of transfer.
Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.
This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York.
In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.
This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.
[Remainder of page intentionally left blank]

EXACT SCIENCES CORPORATION

By:
Name:
Title:
TRUSTEE’S CERTIFICATE OF
AUTHENTICATION
This is one of the Notes referred to in the within-mentioned Indenture.
Dated:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee,
By:
Authorized Signatory

[FORM OF REVERSE SIDE OF NOTE]
2.0% Convertible Senior Note due 2030
This Note is one of a duly authorized issue of Notes of the Company, designated as its 2.0000% Convertible Senior Notes due 2030 (the “Notes”) all issued under and pursuant to an Indenture dated as of January 17, 2018, between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) the “Base Indenture”), as supplemented by the Fourth Supplemental Indenture dated as of March 1, 2023, between the Company and the Trustee (the “Fourth Supplemental Indenture”, and together with the Base Indenture, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Conversion Agent, the Company and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture. The Notes represent that aggregate principal amount of outstanding Notes from time to time endorsed hereon and the aggregate principal amount of outstanding Notes represented hereby may from time to time be increased or reduced to reflect purchases, cancellations, conversions or transfers permitted by the Indenture. In the event of any inconsistency between this Note and the terms of the Indenture, the terms of the Indenture shall govern.
In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.
Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. Upon conversion of any Note, the Company shall, at its election, pay or deliver, as the case may be, cash, shares of Common Stock or a combination of cash and shares of Common Stock.
The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.
No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal (including the Fundamental Change Repurchase Price, if applicable) of or the consideration due upon conversion of, as the case may be, and accrued and unpaid interest on this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.
The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.
The Notes are not subject to redemption through the operation of any sinking fund or otherwise.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.
Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or an integral multiple thereof, at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.
Terms used in this Note and defined in the Indenture are used herein as therein defined.

SCHEDULE OF EXCHANGES OF NOTES1
Exact Sciences Corporation
2.0% Convertible Senior Notes due 2030
The initial principal amount of this Global Note is five hundred million DOLLARS ($500,000,000). The following increases or decreases in this Global Note have been made:

Date	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

1    To be inserted for Global Notes.

CONVERSION NOTICE
TO:    EXACT SCIENCES CORPORATION
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee
The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion thereof (which is $1,000 or a multiple thereof) below designated in accordance with the terms of the Indenture referred to in this Note, and directs that the cash and shares of Common Stock, if any, deliverable upon such conversion and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned shall provide the appropriate information below and pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Note.
Dated:

Signatures(s)
Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signatures Guarantee

Fill in the registration of shares of Common Stock, if any, if to be issued, and Notes if to be delivered, and the person to whom cash and payment for fractional shares is to be made, if to be made, other than to and in the name of the registered holder:
Please print name and address

(Name)

(Street Address)

(City, State and Zip Code)

Principal amount to be converted (if less than all):
$

Social Security or Other Taxpayer Identification Number:

NOTICE: The signature on this Conversion Notice must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.

FUNDAMENTAL CHANGE REPURCHASE NOTICE
TO:    EXACT SCIENCES CORPORATION
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee
The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from Exact Sciences Corporation (the “Company”) regarding the right of holders to elect to require the Company to repurchase the Notes and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture at the price of 100% of such entire principal amount or portion thereof, together with accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date to the registered holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Notes shall be repurchased by the Company as of the Fundamental Change Repurchase Date pursuant to the terms and conditions specified in the Indenture.

Dated:

Signature(s):

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signatures Guarantee
NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.

Notes Certificate Number (if applicable:)

Principal amount to be repurchased (if less than all, must be $1,000 or whole multiples of $1,000 in excess thereof):

Social Security or Other Taxpayer Identification Number: